DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

between

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

and

F. HOFFMANN-LA ROCHE LTD

dated

September 24, 2013

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

TABLE OF CONTENTS

			Page
ARTICLE		1
DEFINITIONS			1

ARTICLE		2
GRANT; LICENSE			10

2.1	Grant to Roche.		10
2.2	License to PacBio.		11
2.3	Limitations.		12
2.4	Distribution Outside the Field.		12
2.5	No Territoriality.		13
2.6	No Other Rights.		13

ARTICLE		3
GOVERNANCE			13

3.1	Joint Steering Committee.		13
3.2	Committee Membership.		14
3.3	Committee Meetings.		15
3.4	Decision-Making.		15
3.5	Alliance Managers.		15
3.6	Scope of Governance.		15
3.7	Day‑to‑Day Responsibilities.		15

ARTICLE		4
DEVELOPMENT AND REGULATORY ACTIVITIES			16

4.1	In General.		16
4.2	Development Plan.		16
4.3	Product Specifications.		17
4.4	Regulatory Filings.		18
4.5	Regulatory Matters.		18
4.6	Infeasibility.		19

-  1  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

ARTICLE		5
COMMERCIALIZATION AND DISTRIBUTION			19

5.1	Commercialization of the Products and Services		19
5.2	Commercialization Plan		19
5.3	Conduct		19
5.4	Sales Minimums		20
5.5	Commercially Reasonable Efforts		20
5.6	Marketing and Promotion		20
5.7	Trademarks		21
5.8	Label License; End User License Agreement		22
5.9	Services		23
5.1	Warranty; Instrumentation Installation, Support and Maintenance		23
5.11	Remote Access Software		24
5.12	Know-How and Software Transfer		24
5.13	Competing Products		24

ARTICLE		6
SUPPLY			24

6.1	Supply		24
6.2	Transfer Price		26
6.3	Shortage of Supply; Cooperation		26

ARTICLE		7
PAYMENTS			27

7.1	Payments		27
7.2	Reports		27

ARTICLE		8
PAYMENTS; BOOKS AND RECORDS			27

8.1	Payment Method		27
8.2	Withholding		27
8.3	Records; Inspection		28

-  2  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

ARTICLE		9
CONFIDENTIALITY			29

9.1	Confidential Information		29
9.2	Permitted Disclosures		29
9.3	Confidential Terms		30
9.4	Publication of Product Information		30
9.5	Publicity Review		30
9.6	Certain Principles		31
9.7	Prior Non-Disclosure Agreements		31

ARTICLE		10
INTELLECTUAL PROPERTY			31

10.1	Ownership of Intellectual Property		31
10.2	Patent Challenges		34
10.3	Enforcement of Roche Patents		35
10.4	Enforcement of PacBio Patents		35
10.5	Third Party Technologies		36
10.6	Non-Infringement of Third Party Intellectual Property Rights		38
10.7	Patent Marking		40

ARTICLE		11
TERM AND TERMINATION			40

11.1	Term		40
11.2	Termination for Breach		40
11.3	Termination by Roche		40
11.4	Termination for Cessation		40

ARTICLE		12
EFFECT OF TERMINATION			41

12.1	Accrued Obligations		41
12.2	Effect of Termination		41
12.3	No Renewal, Extension or Waiver		42

-  3  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

12.4	Survival		43
12.5	Non-exclusive Remedy		43

ARTICLE		13
REPRESENTATIONS AND WARRANTIES			43

13.1	General Representations		43
13.2	Representations and Warranties of PacBio		43
13.3	Representations and Warranties of Roche		44
13.4	DISCLAIMER		44
13.5	LIMITATION OF LIABILITY		44

ARTICLE		14
INDEMNIFICATION AND INSURANCE			45

14.1	Indemnification of PacBio		45
14.2	Indemnification of Roche		45
14.3	IP Infringement		45
14.4	Procedure		47
14.5	Insurance		47

ARTICLE		15
BANKRUPTCY LAW; FIRST RIGHT OF NEGOTIATION; ESCROW			47

15.1	Bankruptcy		47
15.2	Escrow		48
15.3	Roche Right of First Negotiation		50

ARTICLE
DISPUTE RESOLUTION			50

16.1	Dispute Resolution		50
16.2	Pre‑Arbitration Dispute Resolution		51
16.3	Disputes		51

-  4  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

ARTICLE		17
GENERAL PROVISIONS			52

17.1	Responsibilities		52
17.2	Force Majeure		52
17.3	Governing Law		52
17.4	Waiver of Breach		53
17.5	Modification		53
17.6	Severability		53
17.7	Entire Agreement		53
17.8	Notices		53
17.9	Assignment		54
17.1	No Partnership or Joint Venture		55
17.1	Third Party Subcontractors		55
17.1	Export Laws		55
17.1	Counterparts		55
17.1	Affiliates		55

-  5  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT

THIS DEVELOPMENT, COMMERCIALIZATION AND LICENSE AGREEMENT (“Agreement”) dated as of September 24, 2013 (“Effective Date”), is entered into between Pacific Biosciences of California, Inc., a Delaware corporation with its principal place of business at 1380 Willow Road, Menlo Park, CA 94025 (“PacBio”) and F. Hoffmann-La Roche Ltd, Grenzacherstrasse 124 CH-4070 Basel, Switzerland (“Roche”).

BACKGROUND

A.PacBio has developed its PacBio Technology Platform (as defined below) and owns or controls certain patents, know-how and other intellectual property rights and technology relating to the PacBio Technology Platform; and

B.Roche, on behalf of itself and its Affiliates (as defined below), desires to enter into with PacBio a development, commercialization and license agreement, pursuant to which PacBio will grant to Roche and its Affiliates certain exclusive rights for the development and distribution of products and performance of services based on, using or incorporating the PacBio Technology Platform (each defined below as the “Products” and “Services,” respectively) for the Field (as defined below), including the development and distribution of products intended and labeled for in vitro diagnostic use, and PacBio will supply certain of such Products to Roche and its Affiliates, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1     “Affiliate” shall mean, with respect to a Person, any corporation or other business entity controlled by, controlling or under common control with such Person, for so long as such control exists, and for this purpose “control” means direct or indirect beneficial ownership of more than fifty percent (50%) of the voting interest in such corporation or other business entity or having otherwise the power to govern the financial and the operating policies or to appoint the management of an organization, provided, however, that with respect to Roche, the term “Affiliate” shall not include Chugai Pharmaceutical Co., Ltd, 1-1 Nihonbashi-Muromachi 2-Chome, Chuo-ku, Tokyo 103-8324, Japan, unless Roche opts for such inclusion of such entity by giving written notice to PacBio.

1.2     “Applicable Law(s)” shall mean, with respect to a Party’s activities hereunder, individually and collectively, any and all applicable laws (including, without limitation, securities laws), ordinances, orders, rules, rulings, directives and regulations of any kind whatsoever of any governmental authority or Regulatory Authority, final, binding and

-  1  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

unappealable court orders and judgments, and rules of a stock exchange, in each case, including the then-current amendments thereto or any replacement thereof, and in each case, applicable to such Party’s activities hereunder.

1.3      “Business Day” shall mean 9.00 a.m. to 5.00 p.m. local time on a day other than a Saturday, Sunday or other public or federal holiday in Switzerland or the State of California, United States.

1.4      “Clinical End Users” means clinical testing laboratories (including academic, not-for-profit, governmental and commercial clinical testing laboratories) and in vitro diagnostic companies, which in each case will predominantly use the Products, or the results of a Service, as applicable, for the Field.

1.5      “Commercially Reasonable Efforts” shall mean with respect to an objective, the diligent and good faith efforts of the type to accomplish such objective that a similarly situated company in the exercise of reasonable business discretion would normally use to accomplish a similar objective.

1.6      “Control” (including any variations thereof, such as “Controlled” and “Controlling”) shall mean, with respect to any Know-How, Software or other Intellectual Property Rights, possession by the Party granting the applicable right, license or sublicense hereunder (or its Affiliate, as applicable) of the power and authority, whether arising by ownership, license, or other authorization, to disclose and deliver the particular Know-How or Software to the other Party as provided herein and to grant and authorize under such Know-How, Software or Intellectual Property Right the right, license or sublicense, as applicable, as provided herein without giving rise to a violation of the terms of any written agreement with any Third Party.  Notwithstanding anything to the contrary in this Agreement, any Know-How, Software or Intellectual Property Right owned or licensed by any Acquiring Entity of a Party shall not be deemed Controlled by such Party except to the extent such Know-How, Software or other Intellectual Property Right (i) was licensed from such Acquiring Entity directly or indirectly to such Party or its Affiliates prior to the effective date of the relevant Acquisition, but only to the extent that such Know-How, Software or Intellectual Property Right was Controlled hereunder by such Party prior to such effective date or (ii) is used or generated in the course of the performance of activities under this Agreement, on or after the effective date of the relevant Acquisition, by the Acquired Party, by such Acquiring Entity or by an Affiliate of the Acquired Party or such Acquiring Entity.  For purposes of this Section 1.6, “Acquiring Entity” shall mean a Third Party that merges or consolidates with or acquires a Party, or to which a Party transfers all or substantially all of its assets to which this Agreement pertains (such Party, the “Acquired Party” and such merger, consolidation, acquisition or transfer, an “Acquisition”).

1.7      “Data” shall mean any and all research data, pharmacology data, preclinical data, clinical data or all regulatory documentation, information and submissions pertaining to, or made in association with an IDE, Marketing Approval Application, Marketing Approval or the like for

-  2  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

any Product, in each case that are Controlled by a Party or its Affiliates as of the Effective Date or during the term of this Agreement.

1.8      “Distributor” shall mean any Third Party whom Roche has appointed as a distributor or agent to market and promote a Product together with the right to sell or have sold such Products on its own behalf or on behalf of Roche or an Affiliate in accordance with Section 2.1(c).

1.9      “FDA” shall mean the United States Food and Drug Administration, or any successor entity thereto performing similar functions.

1.10     “Field” shall mean nucleic acid sequencing (including, without limitation, DNA, cDNA and RNA sequencing) for (a) medical management (including, without limitation, diagnosis or treatment of a human disease or condition) of a human being and (b) quality control or testing of human blood or tissue for transfusion or blood banking, human bone marrow transplantation or banking, or human tissue typing for transplantation, including the use of products intended and labeled for in vitro diagnostic use or the provision of services using such products, in each case, for the purposes described under subsection (a) or (b) above.  The Field excludes, among other uses, sequencing for (i) basic and applied research, other than clinical studies for obtaining and maintaining Marketing Approvals for Products and Services intended for the purposes described under subsections (a) or (b) above or other clinical research, in each case linked to the medical management of a human being; (ii) biomarker research or other content discovery research, other than for purposes of validating (but not discovery of) Roche Content in connection with the development of Consumable Products or Kit Products intended for the purposes described under subsections (a) or (b) above that incorporate or will be used with such Roche Content; (iii) quality assurance and quality control (including, without limitation, testing to determine conformance with specifications, purity, and batch-to-batch consistency); (iv) testing of environmental samples, including, without limitation, the detection of organisms where the intent is to track or identify the nature and source of the organism; (v) identity testing applications for forensic purposes or determination of paternity, other than identity testing for the purposes described under subsection (a) above; and (vi) testing of non-human (e.g., plant or animal) samples, including, without limitation, in connection with animal breeding, pedigree determination, or gender determination, or testing for agricultural or food industries, including, without limitation, the identification of genetically modified organisms (GMOs) for these industries.

1.11     “Field Generic Product” shall mean [***].

1.12     “Field Specific Product” shall mean [***].

1.13     “First Commercial Sale” shall mean, with respect to a Product or Service, the first bona fide, arm’s length sale of such Product or Service.

-  3  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

1.14     “Foreground Technology” shall mean all Inventions made, developed, conceived, authored, acquired or created (a) by or on behalf of a Party or its Affiliates, or the Parties (themselves or through their respective Affiliates) jointly, in the performance of activities under this Agreement or (b) by an individual (i) having access to Know-How that is Confidential Information Controlled by the other Party or its Affiliates and disclosed by such other Party or its Affiliates under and in accordance with this Agreement, and (ii)  acting on behalf of a Party or its Affiliates, which Invention is based upon, using or incorporating such Know How..

1.15     “IDE” shall mean any Investigational Device Exemption (including any amendments thereto) filed with the FDA (as described at 21 CFR Part 812) before the commencement of clinical trials of a Product, or any comparable filings with any Regulatory Authority in any other jurisdiction.

1.16     “Intellectual Property Rights” shall mean any Patents, copyrights, design rights, rights in databases, moral rights, trademarks, service marks, trade and business names, rights in inventions and other intellectual property rights, in each case whether registered or unregistered, and including applications for the grant of the foregoing and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world.

1.17     “Invention” shall mean any invention (whether or not patentable), data, results, ideas, discovery, development, method, process, know-how, works of authorship or other information that is made, developed, conceived, authored, acquired or created by or under the authority of a Party or the Parties (itself or themselves, or through its or their respective Affiliates), and in each case, including all Intellectual Property Rights therein and thereto.

1.18     “IP Infringement Claim” shall mean any Third Party Claim alleging that the development, manufacture, use or sale of a Product, in each case for the Field, infringes or misappropriates any Intellectual Property Rights of a Third Party.

1.19     “Know-How” shall mean all scientific, medical, technical, regulatory and other information and documentation relating to the Products and Services (including Data), but excluding any and all Software and Product Documentation

1.20     “Major Market” shall mean [***].

1.21     “Marketing Approval” shall mean, with respect to a Product or Service, those approvals, licenses, registrations, waivers or authorizations, in each case, from a Regulatory Authority in a jurisdiction that are necessary for the marketing and sale of such Product or Service in such jurisdiction.

1.22     “Marketing Approval Application” (or “MAA”) shall mean a Premarket Approval Application (PMA) (as described at 21 CFR Part 814) or 510(k) Premarket Notification Application (as described at 21 CFR Part 807), as applicable, submitted to the FDA in the United

-  4  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

States or a similar application that has been submitted to a Regulatory Authority in any other jurisdiction.

1.23     “New Technology” shall mean, collectively, New [***] Technology and New Field Specific Technology.

1.24     “PacBio Intellectual Property Rights” shall mean (a) the PacBio Patents and (b) any other Intellectual Property Rights Controlled by PacBio or its Affiliates.

1.25     “PacBio Know-How” shall mean all Know-How Controlled by PacBio or its Affiliates.

1.26     “PacBio Patents” shall mean (a) the Patents listed, as of the Effective Date, on Exhibit 1.26, and all patents and patent applications claiming priority to such patent applications or to the patent applications from which any such patents issued (any such Patents that are owned by a Third Party shall constitute “PacBio Patents” solely to the extent PacBio Controls such Patents pursuant to and in accordance with the terms of the applicable Existing In-Licenses), (b) any patent application filed on an Invention assigned to PacBio by Roche pursuant to Section 10.1(c)(i) (a “Roche-Assigned Improvement”), (c) any Foreground Technology owned by PacBio or its Affiliates pursuant to Section 10.1(b) (other than PacBio-Assigned Improvements), and (d) all other Patents Controlled by PacBio or its Affiliates.

1.27     “PacBio Products” shall mean [***].

1.28     “PacBio Product Documentation” shall mean, with respect to a PacBio Product, Product Documentation Controlled by PacBio or its Affiliates for such PacBio Product.

1.29     “PacBio Software” shall mean, with respect to a PacBio Product to be supplied to Roche hereunder that is an Instrumentation Product or Chip Product, Software Controlled by PacBio or its Affiliates and that is incorporated in or interoperates with such PacBio Product.

1.30     “PacBio Technology Platform” shall have the meaning set forth in Exhibit 1.30.

1.31     “Party” shall mean PacBio or Roche individually, and “Parties” shall mean PacBio and Roche collectively.

1.32     “Patent(s)” shall mean any patents and patent applications (including provisional applications), together with all patents and patent applications claiming priority to such patent applications or patent applications from which any such patents issued, including any continuations, continuations-in-part, divisional and provisional applications, any patents issued with respect to any such patent applications, any re-issues, re-examinations, renewals or extensions (including supplemental patent certificates) of any such patents, and any confirmation patents or registration patents or patents of addition based on any such patents and all foreign counterparts of any of the foregoing.

-  5  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

1.33     “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency thereof.

1.34     “Product(s)” shall mean instrumentation, software, kits and consumables, in each case, that is based on, uses or incorporates the relevant element(s) of the PacBio Technology Platform or is intended (as demonstrated by design or label) to be used or interoperate with the PacBio Technology Platform.  Such Products include the following products as defined below:

(a)      “Chip Products” shall mean those disposable sequencing chips further described in Exhibit 1.30.

(b)      “Consumable Products” shall mean Chip Products and Other Consumable Products.

(c)      “Instrumentation Products” shall mean those sequencing instruments further described in Exhibit 1.30.

(d)      “Kit Products” shall mean [***].

(e)      “Other Consumable Products” shall mean [***].

(f)      “Software” shall mean any and all software (whether bundled or embedded, including, without limitation, any firmware) intended to be used or interoperate with a Chip Product or Instrumentation Product.  “O/S and Primary Analysis Software” shall mean Software that is (i) the Instrumentation Product operating system software and firmware, including the Instrumentation Product control, data collection and touch screen user interface and (ii) primary analysis software, including signal processing, base calling and quality assessment functions.  “Secondary Analysis Software” shall mean Software that is secondary analysis software, including open source software tools for the alignment of sequencing reads to a reference sequence or de novo assembly of sequencing reads into a genome.

For purposes of example only, Exhibit 1.34 sets forth a list of certain Products by category that are contemplated as of the Effective Date.

1.35     “Product Documentation” shall mean, with respect to a Product, functional specifications, user manuals, reference manuals, installation guides and other documentation for such Product.

1.36     “Product Specifications” shall mean, with respect to a particular Product, those designs and technical and functional specifications for such Product as established in accordance with Section 4.3.

-  6  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

1.37     “Regulatory Authority” shall mean the FDA, or a regulatory body with similar regulatory authority in any other jurisdiction.

1.38     “Roche Content” shall mean any biomarker or similar assay-specific content incorporated in or used with a Consumable Product or a Kit Product, where the use or application of such biomarker or similar-assay specific content (and associated Intellectual Property Rights) is owned by, or licensed to, Roche or any of its Affiliates or Distributors.

1.39     “Roche Intellectual Property Rights” shall mean the Roche Patents and any other Intellectual Property Rights Controlled by Roche or its Affiliates.

1.40     “Roche Know-How” shall mean all Know-How Controlled by Roche or its Affiliates.

1.41     “Roche Patents” shall mean (a) any patent application filed on an Invention assigned to Roche by PacBio pursuant to Section 10.1(c)(i) (a “PacBio-Assigned Improvement”), (b) any Foreground Technology owned by Roche or its Affiliates pursuant to Section 10.1(b) (other than Roche-Assigned Improvements), and (c) all Patents Controlled by Roche or its Affiliates.

1.42     “Service(s)” shall mean any service(s) provided to Third Parties involving the use of any Product.

1.43     “Supply Failure”  [***].

1.44     “Third Party” shall mean any Person other than PacBio, Roche and their respective Affiliates.

1.45     “Trademarks” shall mean trademarks, marks and trade names.

1.46    Additional Definitions.  Each of the following terms shall have the meaning described in the corresponding section of this Agreement indicated below:

Term	Section Defined
Acquired Party	1.6
Acquiring Entity	1.6
Acquisition	1.6
Agreement	Preamble
Alliance Manager	3.5
Assigned IP	10.1(c)(i)
Assignee	10.1(c)(i)
Assignor	10.1(c)(i)
Background Technology	10.1(a)
CDAs	9.7

-  7  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Term	Section Defined
Clinical Supplies	6.1(d)
CMO	6.3(c)(i)
CMO Supply Agreement	6.3(c)(i)
Commercialization Plan	5.2
Committee	3.2
Competing Product	5.13
Confidential Information	9.1
Cooperating Party	9.5
Development Plan	4.2(a)
Development Requirement	4.2(a)
Dispute	16.1
DMF	4.4(b)
Effective Date	Preamble
End User License Agreement	5.8(b)
Enforcement Action	10.4(b)
Escrow Agreement	15.2
Escrow Materials	15.2(a)
Escrow Triggering Event	15.2(e)
Existing In-Licenses	10.5(a)
External Factor	5.4
ICC	16.3(a)
Improvement	10.1(b)(ii)
Indemnitee	14.4
Indemnitor	14.4
Infringing Product	10.4(a)
Initial Term	11.1
[***]	15.3
IPR Agreements	10.6(a)
IRB	5.4
Joint Steering Committee	3.1
Joint Inventions	10.1(e)
JSC	3.1
Knowledge	10.6
Label License Agreement	5.8(a)
Listed Trademarks	5.7(b)
Losses	14.1
Made	10.1(b)(i)
Manufacturing Costs	Paragraph 3 of Exhibit 7.1
Milestone Payment	Paragraph 2 of Exhibit 7.1
New [***] Technology	10.5(b)
New Field Specific Technology	10.5(c)

-  8  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Term	Section Defined
O/S and Primary Analysis Software	1.34(f)
PacBio	Preamble
PacBio Indemnitees	14.1
PacBio Promotional Materials	5.6(b)
PacBio Technology Platform Capabilities	4.3(a)
PacBio Technology Platform	Exhibit 1.30
PacBio-Assigned Improvement	1.41
Patent Authority	10.2(a)
Patent Challenge	10.2(a), 10.2(b)
Permits	4.4(a)
Platform Patents	10.6(e)
Pre-existing Roche Product	5.13
Prosecuting Party	10.1(d)
Quality Systems Information	4.4(b)
Renewal Term	11.1
Requesting Party	9.5
Roche	Preamble
Roche Indemnitees	14.2
Roche-Assigned Improvement	1.26
ROFN Assignee	15.3
ROFN Notice	15.3
ROFN Response	15.3
ROFN Response Period	15.3
Sales Forecast	5.2
Sales Minimum Requirements	5.4
Secondary Analysis Software	1.34(f)
Secondary Analysis Software EULA	2.1(d)
Senior Executives	3.4
Sole Invention	10.1(c)(i)
Subcommittee	3.1
Supply Agreement	6.1(c)
Supports	10.2(a), 10.2(b)
Third Party Claim	14.1
Transfer Price	6.2
Wind-Down Period	12.2(a)(ii)

1.47    Interpretation.  The captions to the several Articles, Sections, and Exhibits of this Agreement are not a part of this Agreement, but are included for convenience of reference and shall not affect its meaning or interpretation.  Unless specified to the contrary, references to Articles, Sections or Exhibits shall mean the particular Articles, Sections or Exhibits to this

-  9  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Agreement and references to this Agreement include all Exhibits hereto.  Unless the context clearly requires otherwise, whenever used in this Agreement:  (a) the word “or” shall have its inclusive meaning of “or” except when paired as “either/or”; (b) the word “day” or “quarter” or “year” means a calendar day or calendar quarter or calendar year unless otherwise specified; (c) the word “notice” shall require notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereunder,” “hereby” and derivative or similar words refer to this Agreement (including the Exhibits hereto); (e) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter or otherwise, except to the extent that such agreement, consent or approval is with respect to purely administrative matters; (f) words of any gender include any other gender; (g) words using the singular or plural number also include the plural or singular number, respectively; (h) “$” or “dollars” shall mean US Dollars; and (i) references to a Party’s “respective field” shall mean, with respect to Roche, for the Field and with respect to PacBio, for outside the Field.

ARTICLE 2
GRANT; LICENSE

2.1     Grant to Roche.

(a)      Grant; License.  Subject to the terms and conditions of this Agreement, (i) PacBio hereby grants to Roche and its Affiliates the exclusive, worldwide right to distribute the Products and provide the Services, in each case, solely for the Field, and (ii) PacBio hereby grants to Roche and its Affiliates, under the PacBio Intellectual Property Rights and the PacBio Know-How, the following exclusive and worldwide licenses, in each case, solely for the Field:  (A) [***]; (B) [***]; (C) to assemble and have assembled the elements of the Kit Products; (D) to bundle and have bundled the Products with each other or in combination with or packaged with products not licensed hereunder; (E) to file, have filed, prosecute, and have prosecuted Marketing Approval Applications and to obtain and maintain Marketing Approvals for the Products and Services; (F) to offer and have offered for sale, sell, have sold, market, have marketed, import, have imported, distribute, have distributed, promote and have promoted, use, have used, maintain, have maintained, support and have supported the Products; and (G) to provide and have provided the Services.  The grant of rights and licenses to Roche under this Section 2.1(a) above and elsewhere hereunder shall include a grant to the Affiliates of Roche; provided that Roche shall remain responsible to PacBio hereunder for all activities of its Affiliates to the same extent as if such activities had been undertaken by Roche itself.  For clarity, the Parties understand that, [***], the Products or components thereof [***] may be identical or functionally equivalent to [***] or interoperate with sequencing system platforms other than the PacBio Technology Platform, and, accordingly, the scope of rights and licenses granted under this Section 2.1(a) (and any other rights and licenses granted under this Agreement) with respect to Products does not extend beyond the extent to which such Products

-  10  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

are developed and commercialized (including sold, marketed, and promoted) to be used or interoperate with the PacBio Technology Platform [***], and all rights with respect to products or components that are functionally equivalent to Products and intended to be used or interoperate with sequencing system platforms other than the PacBio Technology Platform are retained by PacBio.

(b)      Sublicenses.  The grant of rights and licenses under Section 2.1(a) above shall not include the right to sublicense; except that Roche or its Affiliate may grant sublicenses to Third Parties solely to perform activities on Roche’s or its Affiliate’s behalf under and within the scope of the licenses under Section 2.1(a) in accordance with this Agreement, and Roche shall remain responsible to PacBio hereunder for all activities of such Third Parties to the same extent as if such activities had been undertaken by Roche itself.

(c)      Third Party Distributors.  Roche may appoint Third Parties as distributors or agents for purposes of distributing, marketing, and promoting the Products solely for the Field in a particular country(ies).  Roche shall ensure that each of its arrangements with distributors or agents is in material aspects not inconsistent with this Agreement, and Roche shall be responsible to PacBio for all activities of its distributors and agents to the same extent as if such activities had been undertaken by Roche itself.

(d)      Secondary Analysis Software License.  In connection with the grant of rights and licenses under Section 2.1(a) above, PacBio hereby grants to Roche and its Affiliates, under the PacBio Intellectual Property Rights and PacBio Know-How, a non-exclusive, non-transferable, worldwide license to use, reproduce, modify and create derivative works of the PacBio Software that is Secondary Analysis Software to develop, manufacture, offer for sale, sell, market, import, distribute, promote, use, maintain and support such Software solely for use in combination with Products for the Field in accordance with the licenses granted under Section 2.1(a).  Such PacBio Software is made available for download on the PacBio DevNet website (currently located at http://pacbiodevnet.com/) and is subject to additional terms and conditions of use as provided in connection with the download (as may be updated from time to time in accordance with Sections 10.5(b) and 10.5(c)) (the “Secondary Analysis Software EULA”). Roche or its Affiliates are also entitled to provide such Software for download by its customers in accordance with, and subject to, the Secondary Analysis Software EULA.

(e)      Additional grants of rights and licenses from PacBio to Roche are set out in the following Sections 4.3(b), 5.6(b), 5.7, 6.3(c), 15.2(f).

2.2     License to PacBio.

(a)      License.  Subject to the terms and conditions of this Agreement, Roche hereby grants to PacBio and its Affiliates, under the Roche Intellectual Property Rights and the Roche Know-How (except Roche Intellectual Property Rights and Roche Know-How comprising Roche Content) (i) the following non-exclusive and worldwide licenses, in each case,

-  11  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

solely for the Field:  (A) to develop and have developed the PacBio Products for Roche; and (B) to manufacture and have manufactured the PacBio Products for supply to Roche for it and its Affiliates and Distributors; and (ii) the following non-exclusive and worldwide licenses, in each case, solely for outside the Field:  to develop, have developed, manufacture, have manufactured, offer or have offered for sale, sell, have sold, market, have marketed, import, have imported, distribute, have distributed, promote, have promoted, use, have used, maintain, have maintained, support or have supported the PacBio Products, and to use such PacBio Products to provide and have provided the Services.  The grant of rights and licenses under this Section 2.2(a) above shall include a grant to the Affiliates of PacBio; provided that PacBio shall remain responsible to Roche hereunder for all activities of such Affiliates to the same extent as if such activities had been undertaken by PacBio itself.

(b)      Sublicenses.  The grant of rights and licenses under Section 2.2(a) above shall not include the right to sublicense; except that PacBio or its Affiliate may grant sublicenses to Third Parties solely to perform activities on PacBio’s or its Affiliate’s behalf under and within the scope of the licenses under Section 2.2(a), and PacBio shall remain responsible to Roche hereunder for all activities of such Third Parties to the same extent as if such activities had been undertaken by PacBio itself.

(c)      Third Party Distributors.  Subject to Section 2.4 below, PacBio may appoint Third Parties as distributors or agents for purposes of distributing, marketing, and promoting the Products solely for outside the Field in a particular country(ies).  PacBio shall ensure that each of its arrangements with distributors or agents is in material aspects not inconsistent with this Agreement, and PacBio shall be responsible to Roche for all activities of its distributors and agents to the same extent as if such activities had been undertaken by PacBio itself.

2.3     Limitations.

(a)      Roche. Except as otherwise prohibited by Applicable Laws, Roche agrees, on behalf of itself and its Affiliates, and shall cause each of its Distributors to agree, as applicable, not to (and Roche and its Affiliates acknowledge that they are not authorized under this Agreement to) develop, use, offer for sale, sell, market, import, distribute or promote the Products or Services, or to use the Products to provide the Services, in each case, for any purposes other than for the Field, pursuant to and in accordance with this Agreement.  [***]

(b)      PacBio.  Except as expressly permitted under Section 2.2(a) or as otherwise prohibited by Applicable Laws, PacBio agrees, on behalf of itself and its Affiliates, and shall cause each of its distributors to agree, as applicable, not to (and PacBio and its Affiliates acknowledge that they are not authorized under this Agreement to) develop, use, offer for sale, sell, market, import, distribute or promote the Products or Services, or to use the Products to provide the Services, in each case, for any purposes other than for outside the Field, in accordance with this Agreement.  [***]

-  12  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

2.4     Distribution [***].  If PacBio intends to seek or authorize a Third Party (other than a Third Party with whom PacBio has a then-current distributor relationship pursuant to a written agreement in the relevant country(ies) with respect to products other than the Products) to sell, market, distribute and promote [***], then PacBio shall promptly notify Roche [***], the Parties shall enter into good faith negotiations [***] for Roche to become the exclusive distributor [***]; provided that neither Party shall have any obligation to accept or agree to any terms or conditions proposed by one Party to the other Party or any liability whatsoever in connection with such negotiations or any failure thereof.

2.5     No Territoriality.

(a)      If a claim of a PacBio Patent would be exhausted with respect to a unit of a Product for the Field by an authorized sale of such unit for the Field in accordance with all terms and conditions of this Agreement (including Section 5.8) by Roche, its Affiliates or Distributors in the jurisdiction in which such PacBio Patent was issued, then the Parties acknowledge and agree that such claim shall also be deemed so exhausted with respect to such unit for the Field by the authorized sale of such unit for the Field by Roche, its Affiliates or Distributors in accordance with all terms and conditions of this Agreement (including Section 5.8) anywhere else in the world.

(b)      If a claim of a Roche Patent would be exhausted with respect to a unit of a PacBio Product for outside the Field by an authorized sale of such unit for outside the Field in accordance with all terms and conditions of this Agreement (including appropriate label license terms (if any)) by PacBio, its Affiliates or distributors in the jurisdiction in which such Roche Patent was issued, then the Parties acknowledge and agree that such claim shall also be deemed so exhausted with respect to such unit for outside the Field by the authorized sale of such unit for outside the Field by PacBio, its Affiliates or distributors in accordance with all terms and conditions of this Agreement (including appropriate label license terms (if any)) anywhere else in the world.

2.6     No Other Rights.  Each Party acknowledges that the rights and licenses granted under this ARTICLE 2 and elsewhere in this Agreement are limited to the scope expressly granted.  Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party.  All rights with respect to Intellectual Property Rights and other subject matter that are not specifically granted herein are reserved to the Party or its Affiliates owning or otherwise controlling the same.  For the avoidance of doubt, Roche and its Affiliates shall not be limited in the exploitation and commercialization of their own Intellectual Property Rights by the terms and conditions of this Agreement.

-  13  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

ARTICLE 3
GOVERNANCE

3.1     Joint Steering Committee.  The Parties shall establish a joint steering committee (“Joint Steering Committee” or “JSC”) to oversee, review and coordinate the activities of the Parties under this Agreement, including progress made in the development and commercialization of Products and Services, subject to the provisions of this ARTICLE 3.  The JSC may from time to time establish one or more subcommittees (each, a “Subcommittee”), to perform certain duties of the JSC as expressly delegated by the JSC to such Subcommittee (which may include Subcommittees for development or Intellectual Property Rights matters).  The JSC shall act and have the following purpose:

(a)      Review the Development Plan (including reviewing any revisions to the Development Plan and Product Specifications on a quarterly basis) and the Commercialization Plan (including establishing Sales Minimum Requirements) and modifications thereto in accordance with Sections 4.2 and 5.2, respectively;

(b)      Review and oversee the progress and execution of the Development Plan and Commercialization Plan, taking into full consideration the requirements of the Field, including, without limitation, regulatory aspects thereof;

(c)      Review and oversee the setting of, and changes to, the Transfer Prices relating to the supply of the PacBio Products in accordance with Exhibit 7.1, and review and oversee the [***] Transfer Prices, and review the [***] Transfer Prices;

(d)      Oversee the supply of PacBio Products to Roche; [***];

(e)      Provide a forum for the Parties to exchange information and coordinate their respective activities with respect to matters pertaining to the development and manufacture of the Products;

(f)      Establish additional timelines and criteria for decision points;

(g)      Provide a forum for resolving matters to be decided by the Parties under this Agreement; and

(h)      Perform such other duties as are specifically assigned to the JSC in this Agreement.

3.2     Committee Membership.  The JSC and any Subcommittee created by the JSC pursuant to Section 3.1 (each a “Committee”) shall each be composed of an equal number of employee representatives from each of Roche and PacBio, selected by such Party.  Unless the Parties otherwise agree, the exact number of representatives for each of Roche and PacBio shall be three (3) representatives, at least one of whom shall have decision-making authority on behalf

-  14  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

of and the ability to bind the appointing Party within the scope of such Committee’s responsibilities.  Either Party may replace its respective employee representatives serving on a Committee at any time by giving written notice to the other Party; provided that the criteria for composition of each Committee set forth in the preceding sentence continues to be satisfied following any such replacement of a Party’s representative on any such Committee.

3.3     Committee Meetings.  Each Committee shall meet at least once each calendar quarter, or more or less often as otherwise agreed to by the Parties.  All Committee meetings may be conducted by telephone, video-conference or in person as determined by the applicable Committee.  Unless otherwise agreed by the Parties, all in-person meetings for each Committee shall be held on an alternating basis between PacBio’s facilities and Roche’s or its Affiliates’ facilities.  Each Party shall bear its own personnel and travel costs and expenses relating to its representatives’ participation on any Committee.

3.4     Decision-Making.  Decisions of each Committee shall be made by unanimous vote, with at least one (1) representative from each Party participating in any vote; provided always that any change to the terms and conditions of this Agreement requires an agreement in writing by both Parties in accordance with each Party’s own internal guidelines and delegations of authority.  In the event a Subcommittee fails to reach unanimous agreement with respect to a particular matter within its purpose, then upon request by either Party such matter shall be referred to the JSC for resolution.  In the event that the JSC fails to reach unanimous agreement with respect to a particular matter within its purpose, then either Party may, by written notice to the other Party, have such matter referred to the Chief Executive Officer of PacBio and the Head of Roche’s Sequencing Unit (“Senior Executives”), or their respective designees, who shall meet promptly and negotiate in good faith to resolve such matter.  If the Senior Executives fail to meet or, despite such good faith negotiations, the Senior Executives are unable to resolve such matter, the Parties shall resolve the matter in accordance with the provisions of Section 16.3 (Dispute Resolution).

3.5     Alliance Managers.  Promptly following the Effective Date, each Party shall appoint an employee representative (“Alliance Manager”) to facilitate communications between the Parties (including, subject to the oversight of the JSC, developing plans and mechanisms for each Party to provide the other Party with that Know-How licensed to the other Party hereunder which is reasonably necessary for the other Party to perform its obligations hereunder) and to act as a liaison between the Parties.  Each Party may replace its Alliance Manager with an alternate employee representative at any time by giving written notice to the other Party.  For clarity, the Alliance Managers may seek the advice and assistance of other personnel of either Party in fulfilling its purpose hereunder.

3.6     Scope of Governance.  Notwithstanding the creation of the JSC and any Subcommittee, each Party shall retain the rights, powers and discretion granted to it hereunder, and no Committee shall be delegated or vested with rights, powers or discretion.  No Committee shall have the power (a) to amend or modify this Agreement, (b) to determine whether or not a

-  15  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Party has met its diligence or other obligations under the Agreement, or (c) to determine whether or not a breach of this Agreement has occurred, and no decision of any Committee shall be in contravention of any terms and conditions of this Agreement.

3.7     Day‑to‑Day Responsibilities.  Each Party shall: (a) be responsible for day‑to‑day implementation and operations of the development, manufacture and commercialization activities for which it has or is otherwise assigned responsibility under the Development Plan or Commercialization Plan or this Agreement, and (b) keep the other Party reasonably informed through the JSC as to the progress of such activities, as designated by the applicable Committee or reasonably requested by the other Party.

ARTICLE 4
DEVELOPMENT AND REGULATORY ACTIVITIES

4.1     In General.  PacBio shall have the right and responsibility to conduct all development activities for the development of the PacBio Technology Platform and the PacBio Products; except that Roche shall have the right and responsibility to conduct all clinical development activities as may be required to obtain and maintain Marketing Approvals for the PacBio Products [***] for the Field (including preparing, filing, and prosecuting any Marketing Approval Applications, and obtaining and maintaining any Marketing Approvals for such PacBio Products).  In addition, Roche shall have the right and responsibility to conduct all development activities for the development of [***], including all clinical development activities for the development of such [***], in each case, for the Field.  Each Party shall perform such development activities in accordance with the Development Plan (as defined under Section 4.2 below) and the provisions of this ARTICLE 4, and each Party shall bear its own costs and expenses incurred in connection therewith.

4.2     Development Plan.

(a)      General; Initial Development Plan.  The Parties through the JSC shall prepare and update a development plan for the development of the PacBio Technology Platform and the Products for the Field that sets out separately the activities to be conducted by each Party for which it has responsibility in accordance with Section 4.1 (collectively, the “Development Plan”), which shall include specific requirements and timelines (each, a “Development Requirement”) and for obtaining Marketing Approval for the Products for the Field (including, when applicable, scope and timelines for the conduct of clinical studies designed to support Marketing Approvals of the Products for the Field).  The Parties through the JSC shall prepare an initial Development Plan consistent with the outline of development activities [***].

(b)      Changes to the Development Plan.  Each Party shall update the Development Plan on an ongoing basis (but not less often than once each calendar quarter at the JSC meetings) as to the progress of its development activities thereunder.  PacBio shall be solely responsible for updating the Development Plan with respect to those development activities for

-  16  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

which it has responsibility in accordance with Section 4.1 and Roche shall be solely responsible for updating the Development Plan with respect to those development activities for which it has responsibility in accordance with Section 4.1.  Each update shall include all material decisions and actions relating to the development of the PacBio Technology Platform and the Products (including filing or prosecution of any Marketing Approval Applications for the Field or obtaining or maintaining any Marketing Approvals for the Field).  In addition, Roche shall provide, at JSC meetings, summaries of resulting data for all preclinical studies and all clinical trials conducted to obtain Marketing Approval [***] for the Field.    It is understood that each Party shall be solely responsible for updating the Development Plan with respect to its activities as provided in this Section 4.2(b), and the other Party may advise but shall not have any right of approval with respect to changes to such Party’s development activities set forth in the Development Plan in accordance with this Agreement.  Notwithstanding the foregoing or anything else in this Agreement, PacBio may not modify the requirements of any Development Requirements without the prior written consent of Roche, not to be unreasonably withheld, conditioned or delayed.  For clarity, however, PacBio may adjust the timelines for achieving the Development Requirements consistent with the use of Commercially Reasonable Efforts to accomplish the same.

(c)      Conduct.  Each Party shall use Commercially Reasonable Efforts to conduct those development activities for which it is responsible, as set forth in the then-current Development Plan, to achieve the goals of the then-current Development Plan in accordance with the timelines specified therein.  Each Party shall conduct such activities in compliance with all Applicable Laws and in accordance with good scientific practice.

4.3     Product Specifications.

(a)      Establishment.  In furtherance of the development activities set forth in the Development Plan, PacBio shall establish and update the technical and functional capabilities of the PacBio Technology Platform (“PacBio Technology Platform Capabilities”).  [***]  Each Party shall provide to the other Party and its Affiliates all PacBio Know-How and Roche Know-How (as applicable) reasonably necessary for the other Party and its Affiliates to exercise its rights or perform its obligations under this Section 4.3.

(b)      Changes.  Each Party shall have the sole right to make changes to the Product Specifications for which it has responsibility in accordance with Section 4.3(a); [***].  Accordingly, PacBio hereby grants to Roche and its Affiliates under the PacBio Software and any PacBio Intellectual Property Rights and PacBio Know-How with respect to such PacBio Software a non-exclusive, non-transferable worldwide license to use, reproduce, modify and create derivative works of such PacBio Software to implement such modification to such PacBio Software for the Field in order to develop, manufacture, offer for sale, sell, market, import, distribute, promote, use, maintain and support such PacBio Software in accordance with the licenses granted under Section 2.1(a).  Roche, on behalf of itself and its Affiliates, covenants not to exercise such license unless and until the Parties agree that Roche or its Affiliate shall

-  17  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

implement such modification.  Roche’s rights under the foregoing license shall be further subject to a separate software license agreement to be entered into by the Parties consistent with this Agreement, the terms and conditions of Third Party licensors of the PacBio Software, and other standard and customary terms and conditions for such license.

4.4     Regulatory Filings.

(a)      Exclusive Right.  Subject to Section 4.4(b) below, Roche shall have the exclusive right, at its expense, to file, obtain and maintain approvals for the clinical development and commercialization of each Product and Service for the Field, including any IDE, MAA or Marketing Approval, as well as permits, registrations, licenses, exemptions, waivers, exceptions and other permissions (“Permits”).  Roche shall keep the JSC reasonably informed of such activities, including updating the Development Plan as to such activities in accordance with Section 4.2(b) above.

(b)      DMF; QS Information.  With respect to a PacBio Product that [***] PacBio is supplying (or having supplied) to Roche pursuant to Article 6 below and for which Roche files, or intends to file, a Marketing Approval Application for the Field in any country, at Roche’s request, PacBio shall either, as PacBio determines (a) file a Device Master File (“DMF”) with the applicable Regulatory Authority (and/or shall arrange for its contractor manufacturers to do so) and permit Roche and its Affiliates, and hereby grants Roche and its Affiliates the right to cross-reference any such DMF, or (b) provide to Roche and its Affiliates the relevant Quality Systems Information, in each case of (a) or (b), with respect to such PacBio Product for the purposes of, or use in, its regulatory filings to obtain and maintain Marketing Approval for such PacBio Product and use of such PacBio Product to provide Services.  “Quality Systems Information” shall mean all data or information regarding a Party’s quality systems filed or required to be filed to obtain Marketing Approval for a Product or Service, in each case, for the Field.

4.5     Regulatory Matters.  Roche shall have the exclusive right to liaise with and manage all interactions with Regulatory Authorities to obtain and maintain Marketing Approvals for the Products and Services, as applicable, for the Field; provided that PacBio shall be entitled to participate in such interactions as provided in Section 4.5(a)(i).  In addition to PacBio’s obligations under Section 4.4(b), PacBio shall, at Roche’s request, use Commercially Reasonable Efforts to assist Roche in participating in such interactions to obtain such Marketing Approvals for the Products and Services for the Field, including through execution and delivery of such documents (including any documentation to Regulatory Authorities to permit Roche and its Affiliates to cross-reference any DMF described in Section 4.4(b)), and provision of such information requested by Roche that Roche considers to be reasonably necessary in connection with obtaining such Marketing Approvals.

-  18  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

(a)      Participation by PacBio.  Without limiting PacBio’s obligations under Section 4.5 above, to the extent relating to the Products or Services for the Field, Roche shall provide PacBio with:

(i)      reasonable advanced notice (and in no event less than fourteen (14) days’ advance notice whenever feasible) of substantive meetings with the FDA, or any other Regulatory Authority in a Major Market that are either scheduled with, or initiated by or under the authority of, Roche or its Affiliates, and an opportunity to (and PacBio shall, at Roche’s request) have a reasonable number (but at least one (1)) representative participate in all substantive meetings with the FDA or any other Regulatory Authority in a Major Market, and in any case Roche shall keep PacBio reasonably informed as to all material interactions with any Regulatory Authorities; and

(ii)      a copy of any material documents, information and correspondence submitted to, or received from, the FDA or any other Regulatory Authority in a Major Market as soon as reasonably practicable, together with English translations and summaries thereof, to the extent such translations and summaries exist.

4.6     Infeasibility.  In the event that, with respect to a PacBio Product, PacBio reasonably believes, and provides written notice to Roche, that the applicable Product Specifications cannot be achieved despite using Commercially Reasonable Efforts (which may include acquiring New Technology in accordance with Sections 10.5(b) and 10.5(c) below) with respect to the development or manufacture of such PacBio Product, then the JSC shall convene within fifteen (15) Business Days upon notice thereof to establish appropriate measures and timelines to address the problem, [***].

ARTICLE 5
COMMERCIALIZATION AND DISTRIBUTION

5.1     Commercialization of the Products and Services.  Roche, its Affiliates and Distributors shall have the exclusive right to commercialize and distribute the Products and Roche and its Affiliates shall have the right to provide Services, in each case, solely for the Field.  Roche shall use Commercially Reasonable Efforts to carry out all such activities in accordance with the then-current Commercialization Plan (as defined under Section 5.2 below) and the provisions of this Agreement, and Roche or the relevant Affiliate shall bear its costs and expenses incurred in connection therewith.

5.2     Commercialization Plan.  Reasonably in advance of the anticipated First Commercial Sale of a Product or Service by Roche, its Affiliates or Distributors for the Field, Roche shall prepare, in consultation with PacBio, a plan for the marketing, promotion, distribution and commercialization of such Product or Service by Roche, its Affiliates and Distributors, as applicable, in reasonable scope and detail (the “Commercialization Plan”), which shall be presented and updated on a calendar year basis by Roche to the JSC for its review.  The

-  19  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Commercialization Plan and each annual update shall include a [***] sales forecast  [***] (the “Sales Forecast”), [***].  Such Sales Forecasts are non-binding (except to the extent of the Sales Minimum Requirements as described in Section 5.4 below).

5.3     Conduct.  Roche shall use Commercially Reasonable Efforts to market, promote, distribute and sell each Product and Service, in each case, for the Field, and meet the Sales Minimum Requirements; provided, however that subject to Section 11.4 (Termination for Cessation), Roche may decide to discontinue a particular Product at any time if its sale or distribution is not profitable or otherwise commercially competitive according to Roche’s reasonable assessment.  Roche shall conduct all such activities in compliance in all material respects with all Applicable Laws.

5.4     Sales Minimums.  In connection with the review of the Commercialization Plan for a particular year, the JSC shall establish aggregate minimum requirements for revenue from the sales of all Products and Services, in each case, for the Field, which shall be, at a minimum, [***], the “Sales Minimum Requirements”), as illustrated by the examples in Exhibit 5.4, beginning with calendar year in which the First Commercial Sale of a Product or Service by Roche, its Affiliates or Distributors for the Field occurs.  In the event Roche fails to meet the Sales Minimum Requirements [***], PacBio shall provide written notice to Roche [***], to convert the rights and licenses granted to Roche under Section 2.1(a) above (and any other rights and licenses granted hereunder) to non-exclusive.  [***]

5.5     Commercially Reasonable Efforts.  Each Party shall use Commercially Reasonable Efforts to maintain and enhance the reputation and acceptance of the Products and Services [***].

5.6     Marketing and Promotion.

(a)      General.  Roche and its Affiliates and Distributors shall use Commercially Reasonable Efforts to market and promote the Products and Services and to distribute Product and Service information and promotional materials, in each case, solely to Clinical End Users for the Field.  Such marketing and promotion may include, without limitation, trade show displays, training workshops, educational seminars, advertising, sales sheets, Product information, and other activities related to promoting Products and Services.

(b)      Materials.  PacBio agrees to provide Roche with reasonable quantities of relevant and current marketing and promotional information relating to the PacBio Technology Platform and the Products in the form that such materials are used by PacBio in the United States market or the particular other market (collectively, “PacBio Promotional Materials”), at Roche’s request during the term of this Agreement, and Roche will reimburse PacBio for its incremental costs of providing such PacBio Promotional Materials to Roche.  PacBio hereby grants Roche and its Affiliates a right and license to copy, translate, adapt, create derivative works of, publicly display and distribute the PacBio Promotional Materials and derivative works thereof for the

-  20  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

purposes of marketing and promoting the Products and Services solely for the Field in accordance with this Agreement (with the right to grant sublicenses to Third Parties acting on Roche’s or its Affiliate’s behalf).  Roche may also develop and use its own marketing and promotional information relating to the Products and Services consistent with the PacBio Promotional Materials (including any translations or derivative works thereof).

(c)      Packaging and Labeling.  Roche shall have, in its sole discretion, the right to determine the trademarks, trade dress, final packaging, and labeling of the Products (including Kit Products) and Services, in each case, for the Field.  For the avoidance of doubt, Roche may decide in its discretion to use or not use its own, its Affiliate’s, a Third Party’s or, subject to Section 5.7 below, PacBio’s Listed Trademarks.  Notwithstanding the foregoing, with respect to a PacBio Product, to the extent required under any Existing In-Licenses or as expressly agreed by the Parties in writing in accordance with Sections 10.5(b) and 10.5(c) before the first manufacture of such PacBio Product by or on behalf of PacBio to supply to Roche pursuant to Article 6, Roche shall not repackage any such PacBio Product, and Roche, its Affiliates and Distributors shall resell such PacBio Product for the Field [***]; provided, that, if the JSC or a Subcommittee for Intellectual Property Rights matters determines that such action is appropriate after taking into account the facts and circumstances related thereto, PacBio shall use Commercially Reasonable Efforts to seek an amendment of any such Existing In-Licenses in effect as of the Effective Date to allow the use of Roche Trademarks on such PacBio Products.

5.7     Trademarks.

(a)      Grant.  In connection with the exercise of rights and performance of obligations under Sections 2.1 and 5.6 above and in accordance with Section 5.7(b) below, PacBio hereby grants to Roche and its Affiliates an exclusive license to use PacBio’s Listed Trademarks (except with respect to PacBio’s trade name and trademarks used with respect to products or components that are functionally equivalent to Products intended to be used or interoperate with sequencing system platforms other than the PacBio Technology Platform (e.g., PacBio®, SMRT® and SMRTbell™) under which such license to use is non-exclusive) for the packaging, labeling, marketing, promotion, distribution and sale of the Products and Services, and to otherwise exercise its rights and licenses hereunder with respect to the Products and Services, in each case, solely for the Field in accordance with this Agreement (with the right to grant sublicenses to Third Parties working on Roche’s or its Affiliate’s behalf). The extent of exclusivity of the license to PacBio’s Listed Trademarks granted under this Section 5.7 shall be subject to the same clarification in Section 2.1(a), mutatis mutandis. PacBio shall own all right, title and interest in and to PacBio’s Listed Trademarks and the registrations thereof and all goodwill from the use of PacBio’s Listed Trademarks shall vest in and inure to the benefit of PacBio.  Notwithstanding the foregoing, neither Roche nor its Affiliates shall use any of PacBio’s Listed Trademarks except as mutually agreed by the Parties or as required by Applicable Laws, in each case, in accordance with Section 5.7(b) below.

-  21  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

(b)      Guidelines.  In the event Roche uses, as mutually agreed by the Parties or as required by Applicable Law, any of PacBio’s Listed Trademarks for marketing and promotional materials, packaging or display of the Products or Services, or to otherwise exercise its rights and licenses hereunder with respect to the Products and Services, in each case, for the Field, PacBio shall provide to Roche a representative proof of each such Listed Trademark and reasonable guidelines on the use of such Listed Trademark, and Roche shall obtain PacBio’s review and approval prior to the first use of such  Listed Trademarks in such marketing and promotional materials, packaging or display, such approval not to be unreasonably withheld if such marketing and promotional materials, packaging or display of such  Listed Trademarks are used in a manner that is consistent with such guidelines or is required by Applicable Law.  Neither Party shall engage in any activity that would adversely affect the name, reputation, or goodwill of the other Party, the Trademarks of the other Party that such Party may adopt with respect to the Products or Services for its respective field as set forth in Exhibit 5.7(b) (the “Listed Trademarks”) or the Products or Services.  Neither Party shall challenge or assist others to challenge the Listed Trademarks of the other Party (except to the extent such restriction is expressly prohibited by Applicable Law) or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to such Listed Trademarks.    Exhibit 5.7(b) may be updated from time to time upon request by a Party with the written consent of the other Party, not to be unreasonably withheld.  Except as set forth in this Section 5.7, nothing contained in this Agreement shall grant or shall be deemed to grant to either Party any right, title or interest in or to the other Party’s Listed Trademarks.

5.8     Label License; End User License Agreement.

(a)      Label License.  With respect to a Product supplied by PacBio pursuant to ARTICLE 6 or otherwise licensed to Roche and its Affiliates hereunder, Roche and its Affiliates and Distributors, shall market, promote, distribute and sell such Product with, and subject to, label license agreements consistent with the terms and conditions of the label license agreement that PacBio uses [***], and other terms and conditions to the extent required by any Existing In-Licenses or as expressly agreed by the Parties in writing in accordance with Sections 10.5(b) and 10.5(c), as set forth in Exhibit 5.8(a) (as may be updated from time to time in accordance with Sections 10.5(b) and 10.5(c)) (each a “Label License Agreement”); provided, that, if the JSC or a Subcommittee for Intellectual Property Rights matters determines that such action is both reasonably necessary and likely to be successful (after taking into account the facts and circumstances related thereto), PacBio shall use Commercially Reasonable Efforts to seek an amendment of any such Existing In-Licenses in effect as of the Effective Date to waive the requirements to sell such Product with, and subject to, such other terms and conditions of the Label License Agreements.  The Label License Agreements are intended to provide, among other things, a limited license that would prevent, to the extent provided under Applicable Law, the exhaustion of any PacBio Patents [***].  Notwithstanding anything to the contrary, no Label License Agreement or other labeling of the Products regarding its terms and conditions for use shall be construed to expand or limit the rights and licenses granted to Roche under Section 2.1 or elsewhere in this Agreement.

-  22  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

(b)      End User License Agreements.  With respect to an Instrumentation Product supplied by PacBio pursuant to ARTICLE 6 or otherwise licensed to Roche and its Affiliates hereunder, Roche and its Affiliates and Distributors, shall market, promote, distribute and sell such Product (including the associated Software) with, and subject to, the Product Documentation for such Product (including the associated Software) and an end user license agreement consistent with terms and conditions of the end user license agreement that PacBio uses for its own comparable product, and other terms and conditions to the extent required by any Existing In-Licenses or as expressly agreed by the Parties in writing in accordance with Sections 10.5(b) and 10.5(c), as set forth in Exhibit 5.8(b) (as may be updated from time to time in accordance with Sections 10.5(b) and 10.5(c)) (each an “End User License Agreement”); provided, that, if the JSC or a Subcommittee for Intellectual Property Rights matters determines that such action is both reasonably necessary and likely to be successful (after taking into account the facts and circumstances related thereto), PacBio shall use Commercially Reasonable Efforts to seek an amendment to any such Existing In-Licenses in effect as of the Effective Date to waive the requirements to sell such Product with, and subject to, such other terms and conditions of the End User License Agreements.  Except as expressly provided in this Agreement under Sections 2.1(d), 4.3(b), 6.3(c) and 15.2(f), nothing in this Agreement shall be construed to convey any license to Roche with respect to the Software, and PacBio retains all its rights under the Software and related Intellectual Property Rights.

5.9     Services.  Roche shall, in its sole discretion, have the exclusive right to control and direct marketing, promotion, distribution, sale and performance of the Services for the Field, in accordance with this Agreement.  Roche agrees, on behalf of itself and its Affiliates, that they shall provide the Services for the Field in compliance with all Applicable Laws, [***].

5.10    Warranty; Instrumentation Installation, Support and Maintenance.

(a)      General.  PacBio shall provide to Roche the limited warranty for each of the PacBio Products supplied by PacBio pursuant to Article 6 as set forth in the applicable Supply Agreement for such PacBio Product; provided that the JSC shall determine the appropriate terms and conditions of warranty for such PacBio Product consistent with industry standards applicable to the Field, and provided further that the warranty for any Instrumentation Product shall be for at least one year after the placement with the relevant Instrumentation Product user, [***].  Without limiting Roche’s obligation of inspection as required in the particular Supply Agreement, the Parties acknowledge that a warranty issue may be identified following a resale of the relevant PacBio Product by Roche, its Affiliates or Distributors, and that the consequences of such warranty issue are set forth in the applicable Supply Agreement for such PacBio Product.

(b)      Training / Support.  PacBio shall provide to Roche, on a PacBio Product-by-PacBio Product basis, appropriate training sessions to Roche’s qualified technical support personnel to ensure that such personnel will have a reasonable and appropriate level of product knowledge and support expertise to enable them to provide end customer support of such PacBio

-  23  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Product, [***].  Additionally, Roche and PacBio may decide for PacBio to provide installation, support and maintenance services, or parts replacement services, with respect to the Instrumentation Products on Roche’s or its Affiliate’s or Distributor’s behalf, and in such event, the Parties shall enter into a separate services agreement consistent with the standard terms and conditions provided by PacBio to its distributors for such services [***].

5.11     Remote Access Software.  In connection with the training provided pursuant to Section 5.10(b) above, PacBio shall provide to Roche appropriate information in PacBio’s possession relating to remote access functionality of the PacBio Software.  The Parties shall use Commercially Reasonable Efforts to cooperate to create Software that is interoperable with Roche’s and its Affiliates’ existing IT solution used to provide product support.

5.12     Know-How and Software Transfer.  PacBio shall provide Roche with all reasonably requested PacBio Know-How and PacBio Software regarding any Product or Service for the Field reasonably necessary for Roche to exercise its rights or perform its obligations to [***], commercialize and distribute the Products for the Field (including to support and maintain the Products for the Field) and to provide the Services for the Field in accordance with the terms and conditions of this Agreement; provided that PacBio shall not be obligated to provide PacBio Software in source code unless and until Roche can exercise its rights to such PacBio Software pursuant to Sections 4.3(b) or 6.3(c) and the Parties enter into separate software license agreement consistent with this Agreement, the terms and conditions of Third Party licensors of the PacBio Software, and other standard and customary terms and conditions for such license.

5.13     Competing Products.  In the event that Roche or any of its Affiliates sell a Competing Product (as defined below), or a service using a Competing Product, for the Field, PacBio shall have the right, at its sole discretion, to convert the rights and licenses granted to Roche and its Affiliates under Section 2.1 above and elsewhere in this Agreement to non-exclusive by giving Roche written notice.  For purposes of this Section 5.13, “Competing Product” shall mean any sequencing instrument that competes with any Instrumentation Product; provided that Competing Product excludes (i) any product that Roche or any of its Affiliates is selling or has sold for the Field prior to or as of the Effective Date (each a “Pre‑existing Roche Product”) and (ii) any Product. For clarity, Roche or its Affiliates may sell new sequencing products which are Pre-existing Roche Products (i.e., based on, using or incorporating substantially the same technology(ies) and the same sequencing system platform(s)) which have been further developed or improved and such sequencing products shall be treated as Pre-existing Roche Products for the purpose of this Section 5.13.  Notwithstanding anything to the contrary, nothing in this Section 5.13 shall be construed to expand or limit the rights and licenses granted to Roche under Section 2.1 or elsewhere in this Agreement.

-  24  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

ARTICLE 6
SUPPLY

6.1     Supply.

(a)      Exclusivity.  Subject to the terms and conditions of this Agreement (including, without limitation, Section 6.3(c)), (i) Roche shall exclusively purchase from PacBio all of its and its Affiliates’ and Distributors’ requirements of the PacBio Products for the Field in accordance with this ARTICLE 6; (ii) PacBio shall manufacture, or have manufactured, and supply all of Roche’s and its Affiliates’ and Distributors’ requirements of the PacBio Products for the Field to Roche; and (iii) PacBio shall not manufacture, have manufactured or supply the PacBio Products for the Field to any Person other than Roche, its Affiliates and, at Roche’s request, Roche’s Distributors.

(b)      Exhibit M.  Promptly following the Effective Date, the Parties shall negotiate in good faith an exhibit to this Agreement setting forth the form of Supply Agreement for the Instrumentation Products and an exhibit to this Agreement setting forth the form of Supply Agreement for the Consumable Products, each such exhibit containing the terms and conditions under which PacBio shall manufacture and supply to Roche the applicable PacBio Products, including, without limitation, terms and conditions relating to warranties (including the warranty timeframes set forth in Section 5.10), quality, forecasting, purchase orders (issuance and acceptance) and invoicing, payment, shipping, returns and recalls, and, unless otherwise agreed by the Parties, the provisions of Section 6.3.  Once agreed upon, such exhibits shall be attached to this Agreement as the relevant Exhibit M pursuant to an amendment to this Agreement.  If the Parties have not so attached such two Exhibits M to this Agreement within [***] of the Effective Date, then either Party may escalate the remaining terms of such forms for establishment in accordance with ARTICLE 16.

(c)      Supply Agreement.  For each PacBio Product or, as determined by the JSC, group of PacBio Products, the Parties shall enter into a separate supply agreement substantially in the applicable form of Exhibit M agreed upon pursuant to Section 6.1(b) and attached hereto as consecutively numbered Exhibits M-1, M-2, M-3, and so forth (each a “Supply Agreement”), pursuant to which Roche shall purchase, and PacBio shall supply, such PacBio Product in accordance with the terms and conditions therein.  It is understood that a particular Supply Agreement for a PacBio Product or group of PacBio Products may be different from the applicable form of Exhibit M to accommodate the specific characteristics of such PacBio Product(s).  Each Supply Agreement, once executed, is hereby incorporated herein by reference and made a part of this Agreement.  A Supply Agreement may only be amended by a written amendment signed by an authorized representative of each Party.

(d)      Clinical Supplies.  To the extent Roche will conduct any clinical development activities involving the PacBio Products pursuant to and in accordance with the Development Plan, PacBio shall supply Roche with such quantities of the PacBio Products [***]

-  25  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

as are reasonably requested by Roche in order for it to conduct such clinical development activities in accordance with the Development Plan (“Clinical Supplies”).  The Parties acting through the JSC shall establish reasonable, mutually agreed procedures for Roche to forecast and submit, and PacBio to promptly fill orders for, the PacBio Products for such purposes.  Such procedures shall be in lieu of the forecasting and ordering procedures set forth in any applicable Supply Agreement and shall include in all events reasonable lead times (consistent with PacBio’s lead time requirements in existence as of the Effective Date, unless the Parties otherwise agree) and a reasonable delivery schedule.  Notwithstanding the foregoing, PacBio shall not be obligated to supply any quantities of the PacBio Products in excess of the Products reasonably necessary for Roche to conduct the clinical development activities in accordance with the Development Plan.  Roche agrees that if any such PacBio Products supplied pursuant to this Section 6.1(d) are used or resold by Roche for commercial purposes, and not solely for performing clinical development of such PacBio Products for the Field in accordance with the Development Plan, Roche shall (i) notify PacBio in advance of such use or resale and (ii) [***].

6.2     Transfer Price.  The transfer price for each PacBio Product shall be determined in accordance with Paragraph 3 of Exhibit 7.1 (the “Transfer Price”).

6.3     Shortage of Supply; Cooperation.

(a)      General.  PacBio and Roche through the JSC shall cooperate to establish reasonable plans and procedures to avoid any shortage of supply of the PacBio Products, including reasonable procedures for buffer stock inventories to be maintained by Roche or PacBio.

(b)      Procedures.  If at any time PacBio becomes unable, or concludes that it will be unable, to supply Roche’s requirements for the PacBio Product ordered and accepted in accordance with the applicable Supply Agreement, PacBio shall immediately notify Roche in writing.  In such event, the JSC shall immediately convene to address the problem, including locating alternate suppliers and facilities to increase manufacturing capacity and identifying other actions as may be necessary to resolve the problem.  Based on such interactions, the JSC shall reasonably establish appropriate measures to remedy the shortage and the Parties shall promptly implement such measures.  In any event, both Parties agree to respond with the level of speed and diligence commensurate with the severity of the problem.

(c)      Back-Up Manufacturing Right.

(i)      In the event of a Supply Failure with respect to a PacBio Product, Roche on behalf of PacBio shall have the right [***], for such PacBio Product for commercial sale and to have its and its Affiliates’ and Distributors’ requirements for such PacBio Product manufactured and supplied to PacBio, so that PacBio may supply Roche until PacBio itself is able to resume supply of such quantities.  If Roche so elects to exercise its rights under this Section 6.3(c), then the JSC shall develop a reasonable, mutually agreed process [***].  The JSC

-  26  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

shall further establish a process for PacBio to resume supply of such PacBio Product to Roche in accordance with the terms of this Agreement as soon as practicable; provided that no costs or expenses resulting solely from the transfer of the manufacture of such PacBio Product from and to PacBio pursuant to this Section 6.3(c) shall be included in the Transfer Price for such PacBio Product.  For the avoidance of doubt, Roche’s obligations under Section 6.1(a) and any similar exclusive purchasing obligations under any Supply Agreement shall be suspended and of no force or effect for the applicable PacBio Product during any time period during which Roche has rightfully exercised its rights under this Section 6.3(c).

(ii)      PacBio hereby grants to Roche and its Affiliates under the PacBio Intellectual Property Rights, PacBio Product Documentation, PacBio Know-How and PacBio Software a non-exclusive, non-transferable worldwide license, without the right to sublicense, to manufacture (or have manufactured [***]) each PacBio Product in accordance with this Agreement.  [***]

ARTICLE 7
PAYMENTS

7.1     Payments.  In consideration of the exclusive rights and licenses granted to Roche with respect to the Products and Services and the development and supply of Products to Roche hereunder, in each case, for the Field, Roche shall pay to PacBio the amounts as set forth in Exhibit 7.1.

7.2     Reports.  Roche shall provide to PacBio on a calendar quarterly basis a report of (a) its sales of Products in connection with the monitoring of its Sales Minimum Requirements and (b) the PacBio Products that are Consumable Products that were used in the performance of Services for sale by Roche or its Affiliates [***].  Such report shall be provided no later than [***] after the end of the applicable calendar quarter.  [***]

ARTICLE 8
PAYMENTS; BOOKS AND RECORDS

8.1     Payment Method.  Except as expressly provided otherwise under any Supply Agreement, all payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the Party to which such payments are due.  Any payments or portions thereof due under this Agreement that are not paid by the date such payments are due under this Agreement shall bear interest at a rate equal to:  (i) 10% per year; or (ii) if lower, the maximum rate permitted by Applicable Law; calculated on the number of days such payment is delinquent, compounded annually and computed on the basis of a three hundred sixty-five (365) day year.  All amounts specified in this Agreement are in United States Dollars, and all payments by one Party to the other Party under this Agreement shall be paid in United States Dollars.

-  27  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

8.2     Withholding.  If Applicable Law requires withholding by Roche of any taxes imposed upon PacBio on account of any payments paid by Roche under this Agreement, such taxes shall be deducted by Roche as required by Applicable Law from such payment and shall be paid by Roche to the proper taxing authorities.  Official receipts of payment of any withholding tax shall be secured and sent to PacBio as evidence of such payment.  The Parties will exercise their reasonable efforts to ensure that any withholding taxes imposed are reduced as far as possible under the provisions of any applicable tax treaty, and shall cooperate in filing any forms required for such reduction.  Without limiting the foregoing, it is understood by the Parties as of the Effective Date that no withholding of any taxes with respect to any payments to be made by Roche under this Agreement is required under Applicable Laws.

8.3     Records; Inspection.

(a)      Roche.  Roche shall keep complete, true and accurate books of accounts and records for the purpose of confirming achievement of the Sales Minimum Requirements and providing the reports described in Section 7.2.  Such books and records shall be kept for three (3) years following the end of the calendar quarter to which they pertain.  Such records will be open for inspection during such three (3) year period by an independent internationally recognized auditor chosen by PacBio for the purpose of verifying the achievement of Sales Minimum Requirements and the reports submitted in accordance with Section 7.2.  Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable prior written notice.  Such records for any particular calendar year shall be subject to no more than one inspection.  PacBio’s independent auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection.  Inspections conducted under this Section 8.3(a) shall be at the expense of PacBio, unless a variation or error producing an underpayment in amounts payable exceeding five percent (5%) of the amount paid for a period covered by the inspection is established or such inspection determines that Roche failed to achieve the Sales Minimum Requirements which Roche had claimed to have achieved, in which case all reasonable costs relating to the inspection for such period shall be paid by Roche.  PacBio shall ensure that the inspection shall not cause undue disruption to Roche’s normal business activities.

(b)      PacBio.  PacBio shall keep complete, true and accurate books of accounts and records for the purpose of determining Manufacturing Costs, U.S. list prices, average selling prices and payments due from Roche related thereto.  Such books and records shall be kept for three (3) years following the end of the calendar quarter to which they pertain.  Such records will be open for inspection during such three (3) year period by an independent internationally recognized auditor chosen by Roche for the purpose of verifying such amounts payable by Roche hereunder.  Such inspections may be made no more than once each calendar year, at reasonable times and on reasonable prior written notice.  Such records for any particular calendar year shall be subject to no more than one inspection.  Roche’s independent auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection.  Inspections conducted under this Section 8.3(b) shall be at the expense of Roche, unless a

-  28  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

variation or error producing an overpayment in amounts payable exceeding five percent (5%) of the amount paid for a period covered by the inspection is established, in which case all reasonable costs relating to the inspection for such period shall be paid by PacBio. In addition any overpaid amounts that are discovered shall be paid by PacBio together with interest on such overpaid amounts at a rate equal to: (i) 10% per year; or (ii) if lower, the maximum rate permitted by Applicable Law, calculated on the number of days from when the overpayment was made, compounded annually and computed on the basis of a three hundred sixty-five day (365) year.  Roche shall ensure that the inspection shall not cause undue disruption to PacBio’s normal business activities.

ARTICLE 9
CONFIDENTIALITY

9.1     Confidential Information.  Except as expressly provided in this Agreement, the Parties agree that the receiving Party shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by the other Party pursuant to this Agreement (collectively, “Confidential Information”).  Notwithstanding the foregoing, Confidential Information shall not include information that, in each case as demonstrated by written documentation:

(a)      was already known to the receiving Party or its Affiliates, other than under an obligation of confidentiality to the disclosing Party, at the time of disclosure or, as shown by written documentation, was developed by the receiving Party or its Affiliates prior to its disclosure by the disclosing Party;

(b)      was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party or its Affiliates;

(c)      became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement (including information readily apparent by the routine inspection or authorized use of a Product sold to a Third Party in accordance with this Agreement);

(d)      was subsequently lawfully disclosed to the receiving Party or its Affiliates by a Person other than the disclosing Party, and who did not directly or indirectly receive such information from the disclosing Party; or

(e)      is developed by the receiving Party or its Affiliates without use of or reference to any Confidential Information disclosed by the disclosing Party.

9.2     Permitted Disclosures.  Notwithstanding the provisions of Section 9.1 above and subject to Sections 9.3 and 9.4 below, each Party may use and disclose the other Party’s Confidential Information to its Affiliates, licensees, sublicensees, contractors and any other Third Parties to the extent such use or disclosure is reasonably necessary to exercise the rights granted

-  29  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

to it, or reserved by it, under this Agreement, prosecuting or defending litigation, complying with Applicable Law, submitting information to tax or other governmental authorities or, with respect to Roche and its Affiliates as the receiving Party, conducting clinical trials hereunder with respect to any Product or Service.  If a Party is required by Applicable Law to make any such disclosure of the other Party’s Confidential Information, to the extent it may legally do so, it will give reasonable advance notice to the other Party of such disclosure and, save to the extent inappropriate in the case of patent applications or otherwise, will use its good faith efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise).  For any other disclosures of the other Party’s Confidential Information, including to Affiliates, licensees, sublicensees, contractors and other Third Parties, the receiving Party shall ensure that the recipient thereof is bound by a written confidentiality agreement or ethical obligations as materially protective of such Confidential Information as this ARTICLE 9.

9.3     Confidential Terms.  Each Party agrees not to disclose to any Third Party the terms of this Agreement without the prior written consent of the other Party, except each Party may disclose the terms of this Agreement:  (a) to advisors (including, without limitation, financial advisors, attorneys and accountants), actual or potential acquisition partners or private investors, and others on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those in this Agreement; or (b) to the extent necessary to comply with Applicable Law and court orders, including, without limitation, securities laws, regulations or guidances; provided that in the case of clause (b) the disclosing Party shall, to the extent it may legally do so, (i) promptly notify the other Party and (ii) (other than in the case where such disclosure is necessary, in the reasonable opinion of the disclosing Party’s legal counsel, to comply with securities laws, regulations or guidances) allow the other Party a reasonable opportunity to oppose with the body initiating the process and, to the extent allowable by law, to seek limitations on the portion of the Agreement that is required to be disclosed.  Each Party may disclose to Third Parties the information disclosed in accordance with clause (b) without the need for further approval by the other Party.

9.4     Publication of Product Information.  Prior to its publishing, publicly presenting or submitting for written or oral publication to a broad audience a manuscript, abstract or the like that includes Data or other information relating to any Product, in each case, that would be reasonably expected to have a material adverse effect on the other Party’s Intellectual Property Rights hereunder or respective field, and that has not previously published pursuant to this Section 9.4, a Party shall provide the other Party a copy thereof for its review for at least thirty (30) days (unless such Party is required by Applicable Law to publish such information sooner).  Such Party shall consider in good faith any comments provided by the other Party during such thirty- (30) day (or such shorter) period.  In addition, the publishing Party shall, at the request of the other Party but subject to its rights and obligations under Section 9.3(b), remove any Confidential Information of the non-publishing Party therefrom.  The contribution of each Party shall be noted in all publications or presentations by acknowledgment or co-authorship, whichever is appropriate.

-  30  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

9.5     Publicity Review.    The Parties acknowledge the importance of supporting each other’s efforts to publicly disclose results and significant developments regarding the Products and other activities in connection with this Agreement that may reflect the terms of this Agreement or information that is not otherwise permitted to be disclosed under this ARTICLE 9, beyond what is required by Applicable Law, and each Party may make such disclosures from time to time with the approval of the other Party, which approval shall not be unreasonably withheld or delayed.  Such disclosures may include, without limitation, achievement of milestones, significant events in the development and regulatory process, commercialization activities and the like.  When a Party (the “Requesting Party”) elects to make any such public disclosure under this Section 9.5, it will give the other Party (the “Cooperating Party”) at least five (5) Business Days’ notice to review and comment on such statement, it being understood that if the Cooperating Party does not notify the Requesting Party in writing within such five Business Day period of any reasonable objections, as contemplated in this Section 9.5, such disclosure shall be deemed approved, and if the Cooperating Party timely raises its objections, the Parties shall work diligently and reasonably to agree on the text of any proposed disclosure in an expeditious manner.

9.6     Certain Principles.  The principles to be observed in any disclosures described in Sections 9.4 and 9.5 shall be accuracy, compliance with Applicable Law, reasonable sensitivity to potential negative reactions of any Regulatory Authority and the need to keep investors informed regarding the publishing Party’s business.  Accordingly, a Party shall not unreasonably withhold its approval of a proposed disclosure or publication that complies with such principles.

9.7     Prior Non-Disclosure Agreements.  Upon execution of this Agreement, the terms of this ARTICLE 9 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties or their Affiliates, including that certain Mutual Non-Disclosure Agreement between PacBio and Roche Diagnostics GmbH, dated January 17, 2013 (collectively, the “CDAs”); and any information disclosed under such prior agreements shall be deemed disclosed under this Agreement.

ARTICLE 10
INTELLECTUAL PROPERTY

10.1     Ownership of Intellectual Property.

(a)      Background Technology.  All rights, title and interest in and to Inventions, and all Intellectual Property Rights therein and thereto, (i) Controlled by a Party or its Affiliates prior to the Effective Date or (ii) made, developed, conceived, authored, acquired or created by or on behalf of a Party or its Affiliate independently of the other Party and its Affiliates outside the performance of activities under this Agreement (with respect to each Party, its “Background Technology”) shall remain owned by the owner.

-  31  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

(b)      Foreground Technology.

(i)      General.  Each Party or its Affiliates, as applicable, shall own all right, title, and interest in and to the Foreground Technology made, developed, conceived, authored, acquired or created (any of the foregoing, “Made”) by or on behalf of such Party or its Affiliate independently of the other Party and its Affiliates, and all Intellectual Property Rights therein and thereto.  The Parties shall jointly own all right, title, and interest in and to the Foreground Technology Made jointly by or on behalf of each Party or their respective Affiliates, and all Intellectual Property Rights therein and thereto.

(ii)      Improvements.  Notwithstanding Section 10.1(b)(i) above, PacBio shall own all right, title and interest in and to any Foreground Technology that constitutes an improvement, enhancement, or modification (“Improvement”) Made by or on behalf of Roche or its Affiliate (whether independently or jointly) of PacBio’s Background Technology disclosed to Roche or its Affiliate under this Agreement and which is based on such Background Technology, and all Intellectual Property Rights therein and thereto, and Roche shall own all right, title and interest in and to any Foreground Technology that constitutes an Improvement Made by or on behalf of PacBio or its Affiliate (whether independently or jointly) of Roche’s Background Technology disclosed to PacBio or its Affiliate under this Agreement and which Improvement is based on such Background Technology, and all Intellectual Property Rights therein and thereto.  In the event that any Foreground Technology constitutes an Improvement of both PacBio’s Background Technology disclosed to Roche or its Affiliate under this Agreement and Roche’s Background Technology disclosed to PacBio or its Affiliate under this Agreement, and which Improvement is based on such Background Technologies, PacBio and Roche shall jointly own all right, title and interest in and to such Improvement and all Intellectual Property Rights therein and thereto with no duty to account to the other Party.

(iii)     Roche and its Affiliates shall retain a perpetual, irrevocable, worldwide, royalty-free, non-exclusive license under Improvements of PacBio’s Background Technology Made by or on behalf of Roche or its Affiliate (whether independently or jointly) that are assigned by Roche to PacBio hereunder, and all Intellectual Property Rights therein and thereto, for all purposes.  PacBio and its Affiliates shall retain a perpetual, irrevocable, worldwide, royalty-free, non-exclusive license under Improvements of Roche’s Background Technology Made by or on behalf of PacBio or its Affiliate (whether independently or jointly) that are assigned by PacBio to Roche hereunder, and all Intellectual Property Rights therein and thereto, for all purposes.

(iv)     Inventorship.  It is understood that except as expressly set forth under this Section 10.1, inventorship, authorship and other indicia of which Party made, developed, conceived, acquired or created an Invention or Intellectual Property Right will be determined in accordance with United States or the relevant foreign intellectual property laws under which the relevant foreign Intellectual Property Right exists in effect at the time of making, development, conception, authorship, acquisition or creation, as applicable.

-  32  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

(c)      Sole Inventions.

(i)      Assignment.  With respect to any Foreground Technology specified as solely owned by a Party (the “Assignee”) in Section 10.1(b)(ii) above (a “Sole Invention”), the other Party (the “Assignor”) shall assign and hereby does assign any and all of Assignor’s right, title and interest in and to such Sole Invention (for clarity, excluding, however, in all cases any and all Background Technology incorporated therein), including all Intellectual Property Rights therein and thereto (collectively, the “Assigned IP”) to Assignee.  For clarity, Assigned IP assigned to PacBio shall be deemed PacBio Intellectual Property Rights, PacBio Software or PacBio Know-How and Assigned IP assigned to Roche shall be deemed Roche Intellectual Property or Roche Know-How, as applicable, and Assigned IP shall be subject to the licenses granted to the relevant Assignor by the relevant Assignee hereunder, as applicable.

(ii)      Further Assurances.  Assignor agrees to execute such documents, render such assistance, and take such other action as an Assignee may reasonably request, to apply for, register, perfect, confirm, and protect Assignee’s rights in all Assigned IP assigned to Assignee hereunder.  Each Assignor agrees that if the Assignee is unable because of Assignor's unavailability, dissolution or incapacity, or for any other reason, to secure Assignor's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations within the Assigned IP assigned to Assignee above, then Assignor hereby irrevocably designates and appoints the Assignee and its duly authorized officers and agents as Assignor's agent and attorney in fact, to act for, and in Assignor's behalf and stead, to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Assignor.

(d)      Patent Prosecution.  Subject to this Section 10.1(d), the Party who owns, or whose Affiliate(s) own, all right, title and interest in and to any Sole Invention (the “Prosecuting Party”) shall have the sole right, at its own expense, to execute and control all patent filing, patent prosecution, patent maintenance and patent defense activities of any and all Patents claiming such Sole Invention.  If the Prosecuting Party determines to abandon any such Patent solely due to financial reasons, the Prosecuting Party shall provide the other Party with written notice at least sixty (60) days (or if less, as long as reasonably practicable) prior to taking such action, or the date on which such abandonment would become effective, and at the request of the other Party, the Prosecuting Party shall consider in good faith to permit the other Party to pay reasonable out-of-pocket costs incurred by the Prosecuting Party to continue the prosecution or maintenance of such Patent.  In addition, where the Prosecuting Party files a patent application claiming a Sole Invention in one jurisdiction but elects not to in any other jurisdiction(s), the Prosecuting Party shall provide the other Party with written notice at least sixty (60) days (or if less, as long as reasonably practicable) prior to the filing deadline for such other jurisdiction(s), and at the request of the other Party, the Prosecuting Party shall consider in good faith prosecuting a patent application in such other jurisdictions as are requested by the other Party, provided that the other Party pays reasonable out-of-pocket costs incurred by the Prosecuting

-  33  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Party for such prosecution and the maintenance of any resulting Patent(s).  For clarity, the Prosecuting Party shall have the sole right (but not obligation) to file for any Patents claiming such Sole Invention or to abandon any Patents claiming such Sole Invention for any reason (e.g., strategic reasons) other than solely due to financial reasons, provided that the Prosecuting Party shall first discuss with the other Party any non-financial reasons for not filing or abandoning any Patent claiming a Sole Invention and consider in good faith any alternative courses of action proposed by the other Party.

(e)      Joint Inventions.  With respect to any Foreground Technology jointly owned by the Parties (alone or through their Affiliates) as determined in accordance with Section 10.1(b) above (“Joint Inventions”), except as expressly provided in this Agreement, it is understood that neither Party shall have any obligation to obtain any approval of, nor pay a share of the proceeds to, the other Party or its Affiliates to practice, enforce, license, assign or otherwise exploit such Joint Inventions, and each Party hereby waives any right it may have under the laws of any jurisdiction to require such approval or accounting.  Patent filing, patent prosecution, patent maintenance and patent defense of any jointly owned Patent claiming a Joint Invention shall be solely as mutually agreed; provided that the Party which Made more than fifty percent (50%) of the underlying invention shall have the first right and the other Party shall have a backup right, in the event such Party elects not to do so, to take the lead in drafting, filing, prosecution, maintenance and defense of such Patent, and the Party taking the lead will also carry all external expenses such as legal fees and outside counsel expenses.

10.2     Patent Challenges.

(a)      In partial consideration for the licenses and rights granted hereunder, Roche agrees, during the term of this Agreement, as follows:  if Roche or any of its Affiliates commences or actively participates in (other than in response to a court order, in accordance with Applicable Law, in response to any claim brought by PacBio, or in response to any claim brought by any Person with respect to any PacBio Patents) (with respect to this Section 10.2(a), “Supports”) any challenge to the patentability, validity or enforceability of (i) any patent application or patent within the PacBio Patents set forth on Exhibit 1.26 or (ii) any PacBio Patent not set forth on Exhibit 1.26 where PacBio’s Control thereof is clearly set forth in publicly available records of the U.S. Patent and Trademark Office or equivalent agency in the relevant foreign jurisdiction (with respect to this Section 10.2(a), a “Patent Challenge”) in any court or before any government entity or national or international agency with authority to determine the patentability, validity, enforceability or scope of such patent application or patent (each of the foregoing, a “Patent Authority”), then PacBio shall be entitled to terminate the licenses granted by PacBio to Roche and its Affiliates under Section 2.1 and elsewhere in this Agreement with respect to such PacBio Patent by giving Roche written notice, unless, within thirty (30) days after written notice by PacBio to Roche following PacBio’s receipt of notice of the initiation of such Patent Challenge, Roche causes such Patent Challenge to terminate with prejudice prior to any determination by the applicable Patent Authority (to the extent Roche has the right to do so) and takes no other actions to Support such Patent Challenge.

-  34  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

(b)      In partial consideration for the licenses and rights granted hereunder, PacBio agrees, during the term of this Agreement, as follows:  if PacBio or any of its Affiliates commences or actively participates in (other than in response to a court order, in accordance with Applicable Law, in response to any claim brought by Roche, or in response to any claim brought by any Person with respect to any Roche Patents) (with respect to this Section 10.2(b), “Supports”) any challenge to the patentability, validity or enforceability of any Roche Patents where Roche’s Control thereof is clearly set forth in publicly available records of the U.S. Patent and Trademark Office or equivalent agency in the relevant foreign jurisdiction (with respect to this Section 10.2(b), a “Patent Challenge”) in or before any Patent Authority, then Roche shall be entitled to terminate the licenses granted by Roche to PacBio under Section 2.2(a)(ii) with respect to such Roche Patent by giving Roche written notice unless, within thirty (30) days after written notice by Roche to PacBio following Roche’s receipt of notice of the initiation of such Patent Challenge, PacBio causes such Patent Challenge to terminate with prejudice prior to any determination by the applicable Patent Authority (to the extent PacBio has the right to do so) and takes no other actions to Support such Patent Challenge.

10.3     Enforcement of Roche Patents.  As between the Parties, Roche and its Affiliates shall have the sole right to enforce the Roche Patents in their sole discretion.

10.4     Enforcement of PacBio Patents.

(a)      Notice.  In the event that a Party reasonably believes that any PacBio Patent covering a Product hereunder is being infringed by a Third Party, or is subject to a declaratory judgment action arising from such infringement, in each case with respect to the development, manufacture, sale, offering for sale, importation, support or use of a product for the Field (an “Infringing Product”), such Party shall promptly notify the other Party.

(b)      Initiating Enforcement Actions.  Subject to this Section 10.4(b), PacBio shall have the sole right (but not the obligation), at its own expense, to enforce the PacBio Patents with respect to such Infringing Product, or to defend any declaratory judgment action with respect thereto (for purposes of this Section 10.4, an “Enforcement Action”).  PacBio agrees not to settle any Enforcement Action, or make any admissions or assert any position in such Enforcement Action, in a manner that would materially adversely affect Roche’s rights or interests in the Products for the Field, without the prior written consent of Roche, which shall not be unreasonably withheld or delayed.  PacBio may not bring an Enforcement Action seeking recovery for Roche’s or its Affiliates’ or Distributors’ damages with respect to such Infringing Product, without the prior written consent of Roche and separate agreement between the Parties with respect to allocation of any resulting damages award.  In the event that PacBio fails to initiate an Enforcement Action under this Section 10.4(b) to enforce the PacBio Patents against a commercially significant infringement by a Third Party in a Major Market, which infringement consists of the manufacture, sale or use of an Infringing Product for the Field in such Major Market, within one hundred eighty (180) days of a request by Roche to initiate such Enforcement Action, the Parties shall agree on and enter into a reasonable “common interest agreement,” if

-  35  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

necessary, to protect the Parties’ interests in the PacBio Patents, wherein such Parties will agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall (through the JSC) promptly meet to consider and cooperate to develop an appropriate course of action with respect to enforcing the PacBio Patents with respect to such Infringing Product or to defend such declaratory judgment action with respect to the PacBio Patents, as applicable, in a manner that takes into account the impact on the market for, and Roche’s sales of, the Products and Services for the Field and the reasonable likelihood of an adverse effect on the validity, enforceability or scope of the PacBio Patents being infringed, which course of action may, if agreed by the Parties (such agreement not to be unreasonably withheld, delayed or conditioned), include the right for Roche to initiate or maintain such Enforcement Action as to such PacBio Patents.  In any event, Roche agrees not to settle any Enforcement Action, or make any admissions or assert any position in such Enforcement Action, in a manner that would adversely affect the validity, enforceability or scope of any PacBio Patent, without the prior written consent of PacBio, which shall not be unreasonably withheld or delayed.

(c)      Cooperation.  The Party initiating or defending any Enforcement Action pursuant to this Section 10.4 shall keep the other Party reasonably informed of the progress of any such Enforcement Action, and such other Party shall have the right to participate with counsel of its own choice and at its own expense.  In addition, the Parties shall assist one another and cooperate in any such Enforcement Action at the other’s reasonable request (including joining as a party plaintiff to the extent necessary or so requested by the other Party).

(d)      Recoveries.  Any damages or other monetary awards recovered from an Enforcement Action shall be allocated first to reimburse the reasonable out-of-pocket costs and expenses of the Party who initiates the Enforcement Action and, if the other Party joins as a party plaintiff, then the reasonable out-of-pocket costs and expenses of the other Party.  Any amounts remaining shall be retained by the Party who initiates the Enforcement Action; provided that if the Parties jointly initiate or maintain the Enforcement Action, then the Parties shall agree on an appropriate allocation of any such amounts based on the share of the costs and expenses to initiate and maintain such Enforcement Action.

10.5     Third Party Technologies.

(a)      Generally.  The obligations of PacBio and the rights of Roche under this Agreement shall be subject to, and limited by, (i) any agreements pursuant to which PacBio acquired or licensed any particular PacBio Patents, PacBio Know-How, PacBio Software or other PacBio Intellectual Property Rights and any supply agreements for proprietary products or components, in each case in the form of such agreements in effect as of the Effective Date and with respect to which PacBio has provided to Roche an accurate copy thereof prior to the Effective Date (such copy may be redacted provided such redactions do not materially prejudice Roche’s ability to accurately understand the scope of relevant rights obtained by PacBio under such agreements) and (ii) such other agreements entered into by PacBio after the Effective Date

-  36  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

in accordance with this Section 10.5 to obtain access to New Technology (collectively, and in each case as may be amended from time to time in accordance therewith, the “Existing In-Licenses”).  With respect to the prosecution and maintenance, and enforcement, of PacBio Patents licensed by PacBio from a Third Party, to the extent PacBio has the right to do so, PacBio shall cooperate with Roche to prosecute and maintain, and to enforce, such PacBio Patents in the same manner as set forth in Sections 10.1(d) and (e) and 10.4 above.  As between PacBio and Roche, any recoveries from enforcement of such PacBio Patents licensed from a Third Party (including any amounts that PacBio receives from the Third Party licensor as a result of such enforcement) shall be shared in accordance with Section 10.4, after deducting from such recoveries any amounts owed to the Third Party licensor for such enforcement; provided that the costs and expenses incurred by PacBio in such enforcement action shall include, without limitation, the costs and expenses reimbursed or required to be reimbursed by PacBio to the Third Party licensor in such enforcement action.

(b)      New [***] Technology.  If, after the Effective Date, PacBio determines that it is necessary or desirable to include subject matter controlled by a Third Party within the PacBio Intellectual Property Rights, PacBio Software or PacBio Know-How for the development, manufacture, support or commercialization of a PacBio Product [***] (“New [***] Technology”) that is subject to (i) terms or conditions as to packaging or resale of such Product that materially limit the rights and licenses granted to Roche under Section 2.1 and are additional to or materially different from the then-current restrictive terms or conditions as to packaging or resale of the same or a comparable PacBio Product then being supplied to Roche or its Affiliate for the Field under this Agreement, or (ii) terms or conditions of sale or license of such PacBio Product for the Field that materially limit the rights and licenses granted to Roche under Section 2.1 and are additional to or materially different from the then-current terms or conditions set forth in Exhibit 5.8(a) for a Label License Agreement or set forth in Exhibit 5.8(b) for an End User License Agreement,  then PacBio shall notify and provide Roche with a description of such terms and conditions, and Roche shall notify PacBio within ten (10) Business Days of receipt of such notice from PacBio if it elects to incorporate such New [***] Technology in the development, manufacture or commercialization of such PacBio Product for the Field.  If Roche does not timely elect to incorporate such New [***] Technology, then such New [***] Technology shall be deemed excluded from the PacBio Patents, PacBio Intellectual Property Rights and PacBio Know-How for all purposes of this Agreement, and if such New [***] Technology would constitute a Product or component of a Product, then such New [***] Technology shall be deemed excluded from the Products; and all rights of Roche and obligations of PacBio with respect to such New [***] Technology shall terminate (including any indemnification obligations of PacBio under Sections 14.1 and 14.3(a) with respect to such New [***] Technology).  For clarity, it is understood that PacBio may include New [***] Technology within the PacBio Intellectual Property Rights, PacBio Software or PacBio Know-How for the development, manufacture, support or commercialization (whether for the Field, outside the Field, or both) of PacBio Products [***] at its sole discretion and such inclusion shall not require review or approval by Roche or the JSC; Roche may advise but shall not have any right of approval with respect to such inclusion.

-  37  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

(c)      New Field Specific Technology.  If either Party desires to incorporate Third Party subject matter in the development, manufacture or commercialization of a [***] for the Field or Roche desires for PacBio to incorporate Third Party subject matter in the development or manufacture of a PacBio Product (“New Field Specific Technology”), then such Party shall provide the details of such New Field Specific Technology to the JSC for its review and consideration. The JSC shall determine whether to seek a license or other rights to such New Field Specific Technology, which Party(ies) should attempt to negotiate a license or other rights to such New Field Specific Technology, the terms and conditions which the Parties would be willing to accept with respect to such New Field Specific Technology, and how the Parties will allocate the costs associated with such New Field Specific Technology.

(d)      Additional Covenants Regarding Existing In-Licenses.

(i)     PacBio represents that it has, as of the Effective Date, fulfilled, and agrees that it shall use Commercially Reasonable Efforts to fulfill, its obligations under the Existing In-Licenses, in each case to the extent that failure to have fulfilled, or to use Commercially Reasonable Efforts to fulfill, as applicable, would materially adversely affect Roche, its Affiliates, or any of Roche’s or its Affiliates’ rights hereunder or under any Supply Agreement; and

(ii)      PacBio shall not, without Roche’s prior written consent, not to be unreasonably withheld, terminate, modify or amend any Existing In-License in any way that would materially adversely affect Roche’s rights under this Agreement or any Supply Agreement, and PacBio shall provide Roche with a copy of all modifications to or amendments of the Existing In-Licenses that materially affect Roche’s rights under this Agreement or any Supply Agreement, regardless of whether Roche’s consent was required with respect thereto.

(e)      Updates to Exhibit.  PacBio shall, at Roche’s request, not more often than on an annual basis, update Exhibit 1.26 to reflect the then-current list of Patents claiming priority to the patent applications listed, as of the Effective Date, on Exhibit 1.26 or to the patent applications from which any such patents issued.

10.6     Non-Infringement of Third Party Intellectual Property Rights.  PacBio warrants and represents, as of the Effective Date, that:

(a)      except as otherwise disclosed by PacBio to Roche in the data room prior to the Effective Date, to its Knowledge, there are no Intellectual Property Rights as of the Effective Date necessary for PacBio’s carrying out its obligations, or for Roche and its Affiliates to exercise its rights for the Field under this Agreement with respect to Products contemplated to be developed or manufactured by PacBio hereunder as of the Effective Date (but without regard to any specific Roche Content or use or application of any Product, whether or not known or anticipated), other than the Intellectual Property Rights of which PacBio is sole legal and beneficial owner or to which PacBio has access under license agreements included in the

-  38  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Existing In-Licenses and which are PacBio Intellectual Property Rights or PacBio Know-How or PacBio Software (the “IPR Agreements”), in each case, consistent with the terms and conditions of this Agreement;

(b)      PacBio Controls the Patents listed, as of the Effective Date, on Exhibit 1.26 without encumbrance, except as described in the Existing In-Licenses or that would not materially adversely affect Roche’s rights hereunder;

(c)      without prejudice to the foregoing and save to the extent specified in the IPR Agreements, there are no agreements of any kind to which PacBio or its Affiliate are a party as of the Effective Date which preclude the use, licensing, or grant of rights by PacBio to Roche and its Affiliates under Sections 2.1 and 5.7 of this Agreement;

(d)      except with respect to rights granted to the U.S. government pursuant to 35 USC Sec. 202, et seq. or otherwise as a result of the use of U.S. government funding or resources,  PacBio has not granted and is not obliged to grant any license or other permission to any Third Party in respect of any PacBio Intellectual Property Rights or PacBio Know-How that would materially adversely affect Roche’s rights hereunder;

(e)      except as otherwise disclosed by PacBio to Roche, as of the Effective Date (i) to its Knowledge, the PacBio Patents that claim the PacBio Technology Platform (collectively, the “Platform Patents”) are not being infringed by any Third Party, (ii) the Platform Patents are not the subject of any claim, opposition or action related to validity, enforceability or scope, and (iii) to its Knowledge, there is no circumstance which is reasonably likely to be the basis for any such claim, opposition or action;

(f)      to its Knowledge, all issued Patents within the PacBio Patents as of the Effective Date are valid and subsisting;

(g)      to its Knowledge, the performance by PacBio of its obligations under this Agreement with respect to [***] contemplated to be developed or manufactured by PacBio hereunder as of the Effective Date (but without regard to any specific Roche Content or use or application of any Product, whether or not known or anticipated) will not infringe any rights to Patents or other Intellectual Property Rights held by any Third Party or involve the unauthorized use of confidential information, Know-How or software of a Third Party disclosed to PacBio, in each case, in circumstances which would entitle the Third Party to rightfully make a claim against PacBio or Roche;

(h)      to its Knowledge, PacBio’s execution of this Agreement will not entitle any other party to any IPR Agreement as of the Effective Date to exercise any of its rights (whether of termination or otherwise) that would reasonably be expected to and would have a material adverse effect on Roche’s rights hereunder; and

-  39  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

(i)      as of the Effective Date, each of the IPR Agreements is in full force and effect and to PacBio’s Knowledge, each is valid and binding and there exist no material grounds upon which any such IPR Agreement may be terminated by any other party thereto; nor has PacBio received notice of termination of any IPR Agreement.

For the purposes of this Section 10.6, “Knowledge” shall mean, the actual knowledge, after having made customary inquiry, of PacBio’s in-house legal counsel as of the Effective Date.

10.7     Patent Marking.  The Parties agree that they will cooperate to determine the content and format of any patent markings for a Product as necessary to comply with any applicable terms or conditions of any Third Party licensor of such Product.

ARTICLE 11
TERM AND TERMINATION

11.1     Term.  This Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this ARTICLE 11, shall continue in full force and effect until thirteen (13) years from the Effective Date (“Initial Term”).  This Agreement shall extend for additional successive periods of five (5) years (each, a “Renewal Term”) after the expiration of the Initial Term or the then-current Renewal Term, as applicable, unless one or more of the following have occurred as of the date of such expiration:  (i) Roche has breached a material provision of this Agreement, which breach was not cured in accordance with the timing set forth in Section 11.2, mutatis mutandis, (ii) Roche has failed to meet the Sales Minimum Requirements hereunder, or (iii) Roche failed to provide PacBio notice at least one (1) year in advance of the expiration of the Initial Term or the then-current Renewal Term, as applicable, and referencing this Section 11.1 that it desires to extend this Agreement.

11.2     Termination for Breach.  Either Party to this Agreement may terminate this Agreement in the event the other Party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for ninety (90) days after written notice thereof was provided to the breaching Party by the non-breaching Party.  Any such termination shall become effective at the end of such ninety (90) day period unless the breaching Party has cured any such breach or default prior to the expiration of the ninety (90) day period.

11.3     Termination by Roche.  Roche may terminate this Agreement in its entirety for any reason upon sixty-(60) days prior written notice to PacBio; provided, however, in the event that Roche terminates this Agreement pursuant to this Section 11.3 prior to [***], Roche shall pay PacBio any unpaid Milestone Payments set forth in Paragraph 2 of Exhibit 7.1 in the event the corresponding Milestone is achieved on or prior to [***].

11.4     Termination for Cessation.  After the First Commercial Sale of a Product or Service by Roche or its Affiliates, in either case, for the Field, in the event Roche ceases to sell,

-  40  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

other than due to a Supply Failure or an External Factor, all Products and Services for the Field, for a [***] period, PacBio may terminate this Agreement in its entirety upon [***] prior written notice to Roche.

ARTICLE 12
EFFECT OF TERMINATION

12.1     Accrued Obligations.  The expiration or termination of this Agreement for any reason shall not release either Party from any liability that, at the time of such expiration or termination, has already accrued to the other Party or that is attributable to a period prior to such expiration or termination, nor will any expiration or termination of this Agreement preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement.

12.2     Effect of Termination.  For any expiration or termination of this Agreement, the following shall apply:

(a)      Wind-Down Period.

(i)      Development.  With respect to a termination of this Agreement by PacBio pursuant to Sections 11.2 or 11.4 or by Roche pursuant to Section 11.2 or 11.3, in the event there are any ongoing development activities of the Products being conducted by or on behalf of Roche or Affiliates, at PacBio’s request, Roche agrees to promptly provide a summary and a detailed report of the development status quo achieved to PacBio, and to be available for questions regarding the status quo achieved for a period requested up to a maximum [***] after the effective date of such termination.  Roche may, in its discretion but to the extent consistent with Applicable Law, terminate or continue any clinical trial then ongoing with respect to a Product or Service for the Field.

(ii)      Commercialization.  With respect to termination of this Agreement after the First Commercial Sale of a Product or Service by Roche or its Affiliates, in each case, for the Field, to avoid a disruption in the supply of Products, Roche and its Affiliates and Distributors may continue to distribute, market and promote (but shall not be obligated to distribute, market or promote) Products and provide Services, in accordance with the terms and conditions of this Agreement, and PacBio shall continue to provide services with respect to the Instrumentation Products for installation, support and maintenance or parts replacement pursuant to and in accordance with any services agreement entered into between the Parties as contemplated in Section 5.10 for (A) with respect to a termination of this Agreement by Roche pursuant to Section 11.2 or 11.3, [***] following the effective date of any such termination, or (B) with respect to a termination of this Agreement by PacBio pursuant to Section 11.2 or 11.4, [***] following the effective date of any such termination (in either case, the “Wind-Down Period”).  Any Products or Services sold or disposed by Roche, its Affiliates or Distributors, during the Wind-Down Period shall be subject to payments under Exhibit 7.1 and the provisions

-  41  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

of Sections 5.6(c), 5.8, 7.1, 7.2 and 10.7.  In the event Roche terminates this Agreement pursuant to Section 11.2 and to the extent Roche notifies PacBio, Roche shall have the right to cancel any outstanding purchase orders for Products ordered.  In other events, PacBio shall continue to fulfill any purchase orders placed by Roche and accepted by PacBio in accordance with the relevant Supply Agreement during the Wind-Down Period for delivery within the Wind-Down-Period and Roche shall purchase Product so delivered in accordance with the terms and conditions of this Agreement and the relevant Supply Agreement, and within [***] of expiration of the Wind-Down Period, Roche shall notify PacBio of any quantity of the Products remaining in Roche’s inventory and PacBio may, at its option (unless this Agreement is terminated by Roche pursuant to Section 11.2, in which case, PacBio shall), repurchase any such quantities of the Products, as applicable, from Roche at a price equal to the amounts paid by Roche for such Products.

(b)      Return of Materials.  Promptly upon a request by a Party on the later of  (i) expiration or termination of this Agreement or (ii) expiration of the Wind-Down Period, the other Party shall either return to the other Party or destroy, Confidential Information of the other Party or its Affiliates that is in its possession.  Effective upon the expiration of the Wind-Down Period, each Party shall cease to use all of the other Party’s trademarks and trade names.

(c)      Supply Agreement.  Upon expiration or termination of this Agreement, any Supply Agreement shall automatically terminate, except to the extent Roche may continue to purchase, and PacBio may continue to supply, quantities of Products during the Wind-Down Period in accordance with Section 12.2(a) above.

(d)      Licenses.  Upon expiration or termination of this Agreement, all rights and licenses granted to a Party under the other Party’s Intellectual Property Rights and Know-How in this Agreement shall terminate; except that (i) Sections 2.1, 2.2, 4.3(b), 5.6(b), 5.7, 6.3(c) and 15.2 shall survive (provided that the rights and licenses granted therein shall continue on a non-exclusive basis) during the Wind-Down Period until expiration of the Wind-Down Period, and (ii) the rights and licenses granted to Roche under Sections 2.1, 4.3(b) (to the extent such license was exercised during the term of this Agreement) and 5.7 shall continue on a non-exclusive basis thereafter solely (A) to support and maintain the Products which had been sold by Roche, its Affiliates and Distributors prior to the end of the Wind-Down Period and (B) to perform Services for the Field using Products which had been sold, by PacBio to Roche or its Affiliates or by Roche, its Affiliates and Distributors, prior to the end of the Wind-Down Period.  Upon PacBio’s request, the Parties shall negotiate in good faith on commercially reasonable terms and conditions for a non-exclusive, royalty-bearing license under Roche Intellectual Property Rights and Roche Know-How as may be reasonably necessary or useful for the development, manufacture or commercialization of Products (but without regard to any specific Roche Content) for in and/or outside the Field.

12.3     No Renewal, Extension or Waiver.  Acceptance of any order from, or sale or license of, any Products or Services to Roche after the effective date of expiration or termination

-  42  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

of this Agreement in its entirety shall not be construed as a renewal or extension hereof, or as a waiver of termination of this Agreement.

12.4     Survival.  Upon the expiration or termination of this Agreement in its entirety, all rights and obligations of the Parties under this Agreement shall terminate except those described in the following Sections:  Sections 2.6, 8.3, 9.1, 9.2, 9.3, 10.1(a), 10.1(b), 10.1(c), 10.1(d) (solely with respect to Sole Inventions which are Assigned IP), 10.1(e), 12, 13.4, 13.5, 14, 16 (other than any obligations relating to the JSC) and 17.3 through 17.14; and, in addition, to the extent that any Products is sold during the Wind-Down Period defined in Section 12.2(a)(ii) above, the following Sections shall survive:  (a) Section 2.5 shall survive with respect to the units of Products referenced therein, and (b) Section 4.4(b) shall survive with respect to the right to cross-reference any DMF, to the extent necessary to maintain any Marketing Approval Authorization with respect to such units of Products.

12.5     Non-exclusive Remedy.  Termination of this Agreement shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including the Parties’ ability to receive legal damages or equitable relief with respect to any breach of this Agreement, regardless of whether or not such breach was the reason for the termination.  Except as expressly set forth in this Agreement, all rights and remedies of a Party are cumulative.

ARTICLE 13
REPRESENTATIONS AND WARRANTIES

13.1     General Representations.  Each Party hereby represents and warrants to the other Party as of the Effective Date as follows:

(a)      Duly Organized.  Such Party is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent such Party from performing its obligations under this Agreement.

(b)      Due Execution; Binding Agreement.  This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary corporate action and do not and will not:  (i) require any consent or approval of its stockholders; (ii) to such Party’s knowledge, violate any law, rule, regulation, order, writ, judgment, decree, determination or award of any court, governmental body or administrative or other agency having jurisdiction over such Party; nor (iii) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which such Party is a party or by which it is bound.

-  43  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

13.2     Representations and Warranties of PacBio.  PacBio represents and warrants to Roche that, as of the Effective Date:

(a)      it has the full right and authority to grant the rights and licenses as provided herein;

(b)      all necessary consents, approvals and authorizations of all Regulatory Authorities, other governmental authorities and other Persons required to be obtained by PacBio in order to enter into this Agreement have been obtained; and

(c)      neither PacBio nor any of its Affiliates has been debarred under 21 U.S.C. §§335a or similar Applicable Law.

13.3     Representations and Warranties of Roche.  Roche represents and warrants to PacBio that, as of the Effective Date:

(a)      it has the full right and authority to grant the rights granted herein; and

(b)      all necessary consents, approvals and authorizations of all Regulatory Authorities, other governmental authorities and other Persons required to be obtained by Roche in order to enter into this Agreement (if any) have been obtained.

13.4     DISCLAIMER.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OR VALIDITY OF ANY PATENTS ISSUED OR PENDING.

13.5     LIMITATION OF LIABILITY.  NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, OTHER THAN BY REASON OF A BREACH OF ARTICLE 9 (CONFIDENTIALITY) ABOVE OR THE GRANT OF RIGHTS OR LICENSES BY PACBIO TO A THIRD PARTY IN CONFLICT WITH THE EXCLUSIVE RIGHTS AND LICENSES GRANTED BY PACBIO TO ROCHE UNDER SECTIONS 2.1 OR 5.7, AS APPLICABLE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT (WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY) FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS; PROVIDED HOWEVER THAT NOTHING IN THIS SECTION 13.5 SHALL BE DEEMED TO LIMIT THE INDEMNIFICATION OBLIGATIONS OF EITHER PARTY UNDER ARTICLE 14 TO THE EXTENT A THIRD PARTY RECOVERS ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR LOST PROFITS, FROM AN INDEMNITEE.

-  44  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

ARTICLE 14
INDEMNIFICATION AND INSURANCE

14.1     Indemnification of PacBio.  Except with respect to IP Infringement Claims set forth under Section 14.3 below, Roche shall indemnify and hold harmless each of PacBio, its Affiliates and the directors, officers and employees of such entities and the successors and assigns of any of the foregoing (the “PacBio Indemnitees”), from and against any and all losses, damages, penalties, fines, costs and expenses paid to a Third Party (“Losses”) incurred by any PacBio Indemnitee arising from, or occuring as a result of, any claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claim”), to the extent such Third Party Claim arises from, or occurs as a result of: (a) any material breach of any representations or warranties by Roche in ARTICLE 13; (b) the design, development, manufacture or sale of a Product by Roche or any of its Affiliates, or a Third Party at the direction of Roche; or (c) the gross negligence or willful misconduct of a Roche Indemnitee or Distributor; except, in each case, to the extent such Third Party Claims fall within the scope of PacBio’s indemnification obligations set forth in Section 14.2 below.

14.2     Indemnification of Roche.  Except with respect to IP Infringement Claims set forth under Section 14.3 below, PacBio shall indemnify and hold harmless each of Roche, its Affiliates and the directors, officers and employees of such entities and the successors and assigns of any of the foregoing (the “Roche Indemnitees”), from and against any and all Losses incurred by any Roche Indemnitee arising from, or occuring as a result of, any Third Party Claim, to the extent such Third Party Claim arises from or occurs as a result of (a) any material breach of any representations or warranties by PacBio in Section 10.6 or ARTICLE 13; (b) any material breach of the warranties by PacBio in the applicable Supply Agreement (as provided in accordance with the terms and conditions therein); (c) the design, development, manufacture or sale of the Products by PacBio or any of its Affiliates, or a Third Party at the direction of PacBio; or (d) the gross negligence or willful misconduct of a PacBio Indemnitee; except, in each case, to the extent such Third Party Claims fall within the scope of Roche’s indemnification obligations set forth in Section 14.1 above.

14.3     IP Infringement.

(a)      By PacBio.

(i)      PacBio shall indemnify and hold harmless the Roche Indemnitees from and against any and all Losses incurred by any Roche Indemnitee to the extent arising from, or occurring as a result of, an IP Infringement Claim.  In connection with any such IP Infringement Claim, in the event the development, manufacture, use or sale of a Product is found to infringe or misappropriate any Intellectual Property Right of a Third Party or the use or sale of a Product is enjoined, or in the reasonable opinion of PacBio, a Product is likely to become the subject of such an adjudication or injunction, PacBio, at its election and expense, will (A) procure for Roche the right to continue using and selling such Product for the Field; (B) modify

-  45  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

or replace, as applicable, such Product so that it becomes non-infringing while providing substantially equivalent performance and functionality; or (C) in the event PacBio is unable to achieve either of the foregoing (A) or (B) despite using Commercially Reasonable Efforts, cease supply of such Product to Roche and provide to Roche a credit of the amounts paid to PacBio with respect to such Product, including all units thereof purchased by any of its Affiliates or Distributors, calculated on a pro-rata basis, as applicable, on a straight-line basis over the most recent period of 5 years.

(ii)      The foregoing obligations in Section 14.3(a)(i) above shall not apply to the extent that such IP Infringement Claim arises from, or occurs as a result of (in each case, with respect to the Product giving rise to such IP Infringement Claim): (A) such Product not being a PacBio Product; (B) modifications to such Product by a Person other than by or on behalf of PacBio and without PacBio’s consent; (C) failure to use the most recent version of the Software (including any updates, patches, or bug fixes to portions of the Software) provided by PacBio, provided that such version provides substantially equivalent or better performance and functionality as the previous version, or to otherwise take any commercially reasonable corrective action, including implementing such modifications or revisions to such Product, directed by PacBio, in each case within thirty (30) days after provision by PacBio to Roche; (D) the combination of such Product with any other information, materials, technology or other items or service (including any Roche Content) not expressly recommended by PacBio in writing, where there would be no claim but for such combination; (E) compliance with the Product Specifications for such Product [***]; (F) compliance with any other content, design, feature, or procedure expressly required by Roche in writing [***]; or (G) use of any information, materials, or other items expressly required by Roche in writing [***]; or (H) any use or application of such Product by Roche, its Affiliate or Distributor, or their direct or indirect customers, including any medical claim made by Roche, its Affiliates or Distributors with regard to a Product or Service or the use of any data resulting therefrom, to the extent such use or application is not specified by PacBio in the PacBio Product Documentation [***].

(b)      By Roche.  Roche shall indemnify and hold harmless the PacBio Indemnitees from and against any and all Losses incurred by any PacBio Indemnitee to the extent arising from or occurring as a result of an IP Infringement Claim, to the extent such IP Infringement Claim arises from, or occurs as a result of (in each case with respect to the Product giving rise to such IP Infringement Claim): (A) modifications to such Product by or on behalf of Roche or its Affiliates and in each case without PacBio’s consent; (B) compliance with the Product Specifications expressly required by Roche in writing [***]; (C) failure to use Commercially Reasonable Efforts to make available for installation within thirty (30) days the most recent version of the Software (including any updates, patches, or bug fixes to portions of the Software) provided by PacBio, provided that such version provides substantially equivalent or better performance and functionality as the previous version; (D) compliance with any other content, design, feature, or procedure expressly required by Roche in writing [***]; or (E) use of any information, materials, or other items expressly required by Roche in writing [***]; or (F) any use or application of such Product by Roche, its Affiliate or Distributor, or their direct or

-  46  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

indirect customers, including any medical claim made by Roche, its Affiliates or Distributors with regard to a Product or Service, to the extent such use or application is directed or authorized by Roche, its Affiliates, or Distributors and in each case that is not specified by PacBio in the PacBio Product Documentation [***].

14.4     Procedure.  Each PacBio Indemnitee or Roche Indemnitee (each, an “Indemnitee”) shall promptly notify the other Party (the relevant “Indemnitor”) in writing of any Third Party Claim to which the Indemnitee is entitled to indemnification under this ARTICLE 14 and, when known, the facts constituting the basis for the Third Party Claim and with respect to such claim, to the extent possible, the Parties shall meet and discuss their mutual interest in the defense or outcome of such potential dispute and cooperate to develop the appropriate course of action in accordance with this Section 14.4.  Neither Party shall without the prior written consent of the other Party, settle or compromise any Third Party Claim in any way that would adversely affect such other Party’s rights or obligations hereunder.  Notwithstanding the foregoing provisions of this Article 14, except to the extent otherwise agreed in writing by the Parties, each Party shall be responsible for its own attorney’s fees and its own other costs and expenses incurred in the defense or settlement of any Third Party Claim and such fees, costs and expenses shall not constitute “Losses” hereunder.

14.5     Insurance.  Reasonably in advance of the anticipated First Commercial Sale of a Product or Service for the Field, PacBio will procure and maintain in continuous force adequate and sufficient liability insurance coverage, consistent with industry standards, with respect to the operation of the business associated with in vitro diagnostic devices and related services and that it will, at its own expense, list Roche and its Affiliates (and ensure they remain listed) as additional insureds for primary and noncontributing insurance coverage under each of its general liability, product liability, errors & omissions, excess and umbrella liability insurance policies against relevant liabilities that may arise out of or in relation to any Product or Service and with a coverage level for product liability consistent with industry standards, with respect to its activities hereunder.  PacBio agrees to provide the Roche with copies of such insurance policies and declarations promptly upon Roche’s written request.

ARTICLE 15
BANKRUPTCY LAW; FIRST RIGHT OF NEGOTIATION; ESCROW

15.1     Bankruptcy.  All rights and licenses granted by PacBio to Roche and/or its Affiliates under or pursuant to this Agreement, including, without limitation, those set forth in Section 2.1, are and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code.  The Parties agree that Roche and its Affiliates shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code and any foreign counterpart thereto.  The Parties further agree that that upon commencement of a bankruptcy proceeding by or against PacBio under the U.S. Bankruptcy Code, Roche will be entitled to a complete duplicate of, or complete access to (as Roche deems appropriate), all such intellectual

-  47  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

property and all embodiments of such intellectual property.  Such intellectual property and all embodiments of such intellectual property will be promptly delivered to Roche (a) upon any such commencement of a bankruptcy proceeding and upon written request by Roche, unless PacBio elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of PacBio and upon written request by Roche.  PacBio (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) agree not to interfere with the exercise by Roche and its Affiliates of its rights and licenses to such intellectual property and such embodiments of intellectual property in accordance with this Agreement, and agree to assist Roche and its Affiliates in obtaining such intellectual property and such embodiments of intellectual property in the possession or control of PacBio’s Affiliates or any Third Parties as reasonably necessary for Roche to exercise such rights and licenses in accordance with this Agreement.  The foregoing provisions are without prejudice to any rights Roche or its Affiliates may have arising under the U.S. Bankruptcy Code or other Applicable Laws.

15.2     Escrow.  No later than such time as PacBio is obligated to deposit the Escrow Materials (as defined below) for the first PacBio Product [***] for the Field, the Parties shall enter into a mutually agreed escrow agreement (the “Escrow Agreement”) with an escrow agent chosen by Roche, such Escrow Agreement to be negotiated in good faith.  Pursuant to the terms of such Escrow Agreement:

(a)      Initial Deposit.  Upon Roche’s filing of a Marketing Approval Application for a PacBio Product [***] for the Field, PacBio shall deposit in escrow the PacBio Know-How, PacBio Software and PacBio Product Documentation used to manufacture such PacBio Product for the Field, which may include documentation consisting of, containing or relating to technical information, computer programs, source code, object code, ideas, concepts, processes, procedures, designs, schematics, works-in-progress, prototypes, works of authorship, inventions, documentation, techniques, information and materials arising out of or relating to the manufacture of such PacBio Product for the Field, including, without limitation, process sheets, manufacturing assembly instructions, bills of material, approved vendor lists, schematics, artwork, tooling drawings, specifications, blueprints, test procedures, fixtures and test beds, internal/external software and firmware (in binary and source code form), diagnostics, device drivers, and test verification results, and information filed (or which would be filed) in a DMF and the relevant Quality Systems Information (collectively, the “Escrow Materials”).  [***]

(b)      Updates.  PacBio will update the Escrow Materials deposited with the escrow agent in accordance with the Escrow Agreement, but in no event shall such updates be performed less than once in each calendar year.

(c)      Verification.  The Escrow Agreement shall include verification services to confirm that the Escrow Materials are complete, correct and accurate.  Additionally, Roche will have the right under the terms of the Escrow Agreement to inspect any Escrow Materials after

-  48  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

delivery to the escrow agent, but only on the premises of the escrow agent and only as is necessary to verify the completeness of such Escrow Materials.

(d)      Fees.  Roche will be responsible for the fees and costs of the escrow agent; provided, however, that if the verification process set forth in Section 15.2(c) determines that the deposit is incomplete, PacBio will be responsible for such fees and costs of such verification.

(e)      Release Conditions.  Upon the occurrence of one or more of the following events (an “Escrow Triggering Event”), Roche may receive the Escrow Materials as follows:  (i) if a Supply Failure of a PacBio Product occurs and PacBio does not perform the transfer of such Escrow Materials to Roche referenced under and in accordance with Section 6.3(c) within thirty (30) days of Roche’s written request for such transfer to the extent PacBio has not already previously provided such Escrow Materials to Roche hereunder, then Roche may receive the Escrow Materials with respect to such PacBio Product; or (ii) if a Supply Failure of all Products occurs as a result of PacBio commencing proceedings (or has proceedings commenced against it) under Chapter 7 of the U.S. Bankruptcy Code, then Roche may receive the Escrow Materials with respect to all PacBio Products.

(f)      Deposited Materials License.  PacBio hereby grants to Roche a limited, non-exclusive, royalty-free, worldwide license (with the right to grant sublicenses to Third Parties acting on Roche’s behalf), under all Intellectual Property Rights Controlled by PacBio in and to the Escrow Materials with respect to the PacBio Products, to use the Escrow Materials to manufacture (or have manufactured by the CMO (which manufacture the Parties understand may, in either case, need to be on PacBio’s behalf to satisfy PacBio’s obligations to, or licensed conditions imposed by, one or more Third Parties)) PacBio Products in accordance with the terms and conditions of this Agreement.  Roche covenants that it will not exercise its rights under the foregoing license to use the Escrow Materials unless and until an Escrow Triggering Event occurs and then only with respect to the PacBio Product to which such Escrow Triggering Event relates, only until PacBio may resume manufacture and supply of such Product pursuant to Section 6.3(c), and solely to the applicable Product Specifications as they exist as of such Escrow Triggering Event (for clarity, Roche shall not have any license to manufacture any PacBio Product to any other Product Specification). Roche’s rights under the foregoing license to use the PacBio Software in source code will be further subject to a separate software license agreement entered into by the Parties consistent with the terms and conditions of Third Party licensors of the PacBio Software and other standard and customary terms and conditions for such license.  The grant of rights and licenses under this Section 15.2(f) above shall include a grant to the Affiliates of Roche; provided that Roche shall remain responsible to PacBio hereunder for all activities of its Affiliates to the same extent as if such activities had been undertaken by Roche itself.  Except as expressly granted in this Section 15.2(f), PacBio reserves all rights, title and interest in and to the Escrow Materials, including, without limitation, all Intellectual Property Rights therein and thereto, and all Escrow Materials shall be deemed PacBio’s Confidential Information pursuant to the terms of this Agreement.

-  49  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

(g)      Support in Use of Escrow Materials.  For a period of ninety (90) days after delivery of the Escrow Materials to Roche, PacBio agrees to use Commercially Reasonable Efforts to provide technical support, by mail, email and phone, with regard to Roche’s use of the Escrow Materials in accordance with the terms and conditions of the license grant under Section 15.2(f) above on a time and materials basis at PacBio’s then applicable hourly rates.

(h)      Suspension of Purchase Obligations.  For purposes of clarity, upon the occurrence of an Escrow Triggering Event for any PacBio Product, Roche’s exclusivity obligations under Section 6.1(a) to purchase such PacBio Product and any similar exclusive purchasing obligations under any Supply Agreement with respect to such PacBio Product shall be suspended and of no force or effect for such PacBio Product during any time period during which Roche has rightfully exercised its rights under Section 15.2(f).

15.3     Roche Right of First Negotiation.  Prior to PacBio or any of its Affiliates entering into any negotiations regarding terms or entering into any definitive agreement with a Third Party for [***],  PacBio shall provide written notice to Roche of its bona fide intent to engage in [***] at such time (the “ROFN Notice”), which ROFN Notice shall include information in reasonable detail sufficient to enable Roche to make an informed decision with respect to [***].  If Roche notifies PacBio in writing within [***] of receipt of the ROFN Notice (the “ROFN Response Period”, such notice, the “ROFN Response”) that it has a bona fide interest in discussing the acquisition of rights with respect to [***], the Parties shall enter into good faith negotiations with respect thereto on an exclusive basis, on such terms as may be mutually agreeable.  If Roche does not provide the ROFN Response during the ROFN Response Period, or Roche provides the ROFN Response during the ROFN Response Period but the Parties are unable, after good faith negotiations, to reach mutual agreement and execute a definitive agreement with respect to [***], PacBio and its Affiliates shall be free thereafter to enter into a transaction (including execution of a definitive agreement) relating to [***] with one or more Third Parties.  To the extent PacBio or any of its Affiliates agrees [***], such agreement to assign shall not constitute [***] for purposes of this Section 15.3.  The foregoing shall not limit PacBio’s obligations with respect to Sections 10.5 and 10.6.  For clarity, an assignment by PacBio (or its Affiliate if PacBio has assigned this Agreement to such Affiliate) to a Person that acquires substantially all of the business or assets of PacBio (or its Affiliate if PacBio has assigned this Agreement to such Affiliate) relating to this Agreement, whether by merger, acquisition or otherwise, shall not constitute [***] for purposes of this Section 15.3.

ARTICLE 16
DISPUTE RESOLUTION

16.1     Dispute Resolution.  The Parties agree that all disputes arising out of or in connection with this Agreement, including, without limitation, any dispute regarding the interpretation, performance, enforcement, termination or invalidity of this Agreement or the failure of the JSC to reach unanimous agreement on any issue within its respective authority

-  50  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

under this Agreement (each a “Dispute”), shall be resolved by the Parties in accordance with this ARTICLE 16:

16.2     Pre‑Arbitration Dispute Resolution.  No Dispute under this Agreement shall be referred to arbitration proceedings under Section 16.3 below until the following procedures in this Section 16.2 have been satisfied, unless the Senior Executives have already attempted to resolve such Dispute pursuant to Section 3.4, in which case, either Party may submit such Dispute for resolution pursuant to Section 16.3; provided that any applicable statute of limitations with respect to such Dispute shall be tolled while the Parties attempt to resolve such Dispute in accordance with Section 3.4 or this Section 16.2.  In the event of a Dispute, the Dispute shall be first referred by either Party to the JSC, which shall meet as soon as practicable discuss in good faith and attempt to achieve a mutually agreeable solution to recommend to the respective Senior Executive of each Party.  Following such recommendation, or following the determination by either Party that the JSC that it will not reach such a mutually agreeable recommendation, the Senior Executives shall meet as soon as practicable.  If the Dispute is not resolved by the Senior Executives by mutual agreement within ninety (90) days after the Dispute was first referred to the JSC, either Party may at any time thereafter provide the other Party notice of its decision to commence arbitration proceedings in accordance with the procedures set forth under Section 16.3 below.  If the Parties should resolve such Dispute, a memorandum setting forth their agreement will be prepared and signed by both Parties.  For clarity, in no event shall a Party be obligated to wait more than ninety (90) days after a Dispute is first referred to the JSC, before commencing arbitration proceedings in accordance with the procedures set forth under Section 16.3 below with respect to such Dispute.

16.3     Disputes.  Subject to Section 16.2 above, all Disputes, upon written notice by either Party to the other Party, shall be submitted for resolution by final, binding arbitration in the manner described in this Section 16.3:

(a)      Conduction of the Arbitration.  Any arbitration pursuant to this Section 16.3 shall be administered by the International Chamber of Commerce (“ICC”) pursuant to the Rules of Arbitration of the International Chamber of Commerce then in effect, except as modified below.  The arbitration shall be conducted by three (3) arbitrators.  Each Party shall appoint one (1) arbitrator by written notice to the other Party and the two Party-appointed arbitrators shall select the third arbitrator to serve as the Chairperson of the arbitration panel within thirty (30) days of their appointment.  If the Party-appointed arbitrators are unable to agree upon the third arbitrator, the third arbitrator shall be appointed by the ICC.

(b)      Arbitration Proceedings.  The Parties and the arbitrator(s) shall use all reasonable efforts to complete any arbitration under this Section 16.3 within twelve (12) months after the appointment of the arbitrator(s).  It is the intent of the Parties that the arbitration be conducted in as expeditious and cost effective a manner as possible.  In that regard, the Parties agree that discovery in any arbitration be limited as follows:  (i) discovery shall be limited to the Parties or their respective Affiliates and with respect to a Party’s Affiliates, discovery shall be

-  51  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

limited to that which is reasonably necessary to establish such Party’s and its Affiliates’ compliance with this Agreement; and (ii) allowable document requests and exchanges shall be limited to documents that are directly relevant to the issues in dispute.  The arbitration proceedings and all pleadings, responses and evidence shall be in the English language.

(c)      Decision of the Arbitrator(s).  The arbitrator(s) shall issue a reasoned decision or award.  The Parties agree that the decision or award rendered by the arbitrator(s) shall be the sole, exclusive and binding remedy between them regarding any Dispute presented to the arbitrator(s) and that the arbitrator(s) may rule on the bearing of reasonable costs (including reasonable attorney’s fees).  Any decision or award of the arbitrator(s) may be entered in any court of competent jurisdiction for judicial recognition of the decision and an order of enforcement.  Except and to the extent one or both Parties have a legal obligation under Applicable Laws to do so, neither the existence or proceedings of the arbitration nor the decision of the arbitrator(s) shall be made public without the joint consent of the Parties and each Party shall maintain the confidentiality of such proceedings and decision unless each Party otherwise agrees in writing; provided that either Party may make such disclosures as are permitted for Confidential Information of the other Party under ARTICLE 9 above.

(d)      Location; Costs.  Unless otherwise mutually agreed by the Parties, the arbitration proceeding shall be conducted in New York, New York.  The Parties agree that they shall share bear the costs of arbitration according to the Rules of Arbitration of the International Chamber of Commerce subject to a ruling of the arbitrators on costs.

ARTICLE 17
GENERAL PROVISIONS

17.1     Responsibilities.  Each Party shall conduct its activities under this Agreement in accordance with all Applicable Laws and except as otherwise provided herein, each Party shall be responsible for and bear its own costs and expenses arising therefrom.

17.2     Force Majeure.  If the performance of any part of this Agreement (except for any payment obligation under this Agreement) by either Party is prevented, restricted, interfered with or delayed by reason of force majeure (which is defined as a cause beyond the reasonable control of the affected Party, and may include fire, flood, embargo, power shortage or failure, acts of war, insurrection, riot, terrorism, strike, lockout or other labor disturbance or acts of God), the Party so affected shall, upon giving written notice to the other Party, be excused from such performance to the extent of such prevention, restriction, interference or delay; provided that the affected Party shall use its reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed.

17.3     Governing Law.  This Agreement and all questions regarding its validity or interpretation, or the breach or performance of this Agreement, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference

-  52  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

to conflict of law principles.  The Parties hereby disclaim application of the United Nations Convention on Contracts for the International Sale of Goods.

17.4     Waiver of Breach.  Except as otherwise expressly provided in this Agreement, any term of this Agreement may be waived only by a written instrument executed by a duly authorized representative of the Party waiving compliance.  The delay or failure of either Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to enforce the same.  No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.

17.5     Modification.  No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by a duly authorized representative of each Party.  No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by a duly authorized representative of each Party.

17.6     Severability.  In the event any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, such provision shall be severed from this Agreement and the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions of this Agreement shall remain in full force and effect in such jurisdiction.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

17.7Entire Agreement.  This Agreement (including the Exhibits attached hereto), the Supply Agreements (when executed) and any other agreements that may be entered into between the Parties or their respective Affiliates as contemplated herein, altogether constitute the entire agreement between the Parties relating to their subject matter and supersede all prior or contemporaneous agreements, understandings or representations, either written or oral, between PacBio and Roche with respect to such subject matter, including the CDAs and the Letter of Intent between PacBio and F. Hoffman-La Roche Ltd.

17.8     Notices.  Unless otherwise agreed by the Parties or specified in this Agreement, all communications between the Parties relating to, and all written documentation to be prepared and provided under, this Agreement shall be in the English language.  Any notice required or permitted under this Agreement shall be in writing in the English language and:  (a) delivered personally; (b) sent by registered or certified mail (return receipt requested and postage prepaid); (c) sent by express courier service providing evidence of receipt, postage pre-paid where applicable; or (d) sent by facsimile and a copy promptly sent by another permissible method of providing notice described in clauses (a), (b), or (c) above, each to the following addresses of the receiving Party or such other address for a Party as may be specified by like notice:

-  53  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

To PacBio: Pacific Biosciences of California, Inc. 1380 Willow Road Menlo Park, CA 94025 Telephone: (650) 521-8000 Facsimile: (650) 323-9420 Attention: Office of the CEO	To Roche: F. Hoffmann-La Roche Ltd Grenzacherstrasse 124 CH-4070 Basel Switzerland Facsimile: +41 616 88 1396 Attention: Legal Department - Diagnostics
With a copy to: Pacific Biosciences of California, Inc. 1380 Willow Road Menlo Park, CA 94025 Telephone: (650) 521-8000 Facsimile: (650) 323-9420 Attention: Legal Department	With a copy to: Roche Molecular Systems, Inc. 4300 Hacienda Drive Pleasanton, CA 94588 Facsimile: (925) 225-1128 Attention: Roche Sequencing Unit Legal Department

Any notice required or permitted to be given concerning this Agreement shall be effective upon receipt by the Party to whom it is addressed or within seven (7) days of dispatch whichever is earlier.

17.9     Assignment.  This Agreement shall not be assignable by either Party to any Third Party without the written consent of the other Party; except either Party may assign this Agreement without the other Party’s consent to a Person that acquires substantially all of the business or assets of the assigning Party relating to this Agreement, whether by merger, acquisition or otherwise, provided that the Person to whom this Agreement is assigned assumes this Agreement in writing or by operation of law.  In addition, either Party shall have the right to assign this Agreement to an Affiliate upon written notice to the non-assigning Party; provided that the assigning Party guarantees the performance of this Agreement by such Affiliate; and provided further that, if such assignment results in the imposition of any withholding taxes on the other Party, which withholding taxes would not otherwise have been imposed on such other Party other than as a result of such assignment, and such other Party could not recover such withholding tax through the exercise of Commercially Reasonable Efforts, then (a) the assigning Party shall pay to such other Party such additional amounts as are necessary so that such other Party receives the amounts that it would have received if such payments were not subject to such withholding tax as a consequence of such assignment, and (b) if such other Party recovers a withholding tax amount, such other Party, shall return such recovered amount to the assigning Party within thirty (30) days after such recovery.  Upon an Acquisition: (i) the Acquiring Entity, and its Affiliates who were not Affiliates of the Acquired Party prior to such Acquisition, shall not obtain any rights or licenses under any Intellectual Property Rights of the other Party or its Affiliates hereunder, except as required to perform its obligations under this Agreement and (ii)

-  54  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

the Acquired Party will enter into a written agreement with the Acquiring Entity under which Know-How and Intellectual Property Rights owned or licensed by the Acquiring Entity and its Affiliates that are used or generated in the course of performance of activities under this Agreement are deemed Controlled by the Acquired Party hereunder and licensed to the other Party under the terms and conditions of this Agreement.  Subject to the foregoing, this Agreement shall inure to the benefit of each Party, its successors and permitted assigns.  Any assignment of this Agreement in contravention of this Section 17.9 shall be null and void.

17.10    No Partnership or Joint Venture.  Nothing in this Agreement is intended, or shall be deemed, to establish a joint venture or partnership between PacBio and Roche.  Neither Party to this Agreement shall have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, or to bind the other Party or any of its Affiliates to any contract, agreement or undertaking with an Affiliate or any Third Party.

17.11    Third Party Subcontractors.  Either Party may subcontract or delegate all or any portion of its obligations under this Agreement to a Third Party; provided that such Party shall ensure that each of its Third Party subcontractors is bound by a written agreement containing provisions as protective of the other Party’s rights with respect to the Products and Services as this Agreement, including provisions consistent with the obligations of intellectual property rights and confidentiality in this Agreement; and shall remain responsible to the other Party for all activities of its Third Party subcontractors to the same extent as if such activities had been undertaken by such Party itself.

17.12    Export Laws.  Notwithstanding anything to the contrary contained herein, all obligations of PacBio and Roche are subject to prior compliance with the export regulations of the United States, the European Union or any other relevant country and such other laws and regulations in effect in the United States, the European Union or any other relevant country as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the governments of the United States, the countries within the European Union and any other relevant countries.  PacBio and Roche shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any such required approvals.

17.13    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

17.14     Affiliates.  For clarity and without limitation, Roche shall have the right to exercise any of its rights and licenses or perform or delegate all or any portion of any of its obligations through any of its Affiliates; provided that Roche shall remain responsible to PacBio hereunder for all activities of its Affiliates to the same extent as if such activities had been undertaken by Roche itself.

[Remainder of Page Intentionally Left Blank]

-  55  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

BY:

NAME:	Michael W. Hunkapiller

TITLE:	Chairman, CEO and President

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

F. HOFFMANN-LA ROCHE LTD

BY:

NAME:

TITLE:

BY:

NAME:

TITLE:

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Exhibit 1.26

PacBio Patents

[***]

-  1  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Exhibit 1.30

PacBio Technology Platform

“PacBio Technology Platform” shall mean [***].

“Chip Product” shall mean [***].

“Instrumentation Product” shall mean [***].

For clarity, for purposes of this Agreement, (a) “Instrumentation Product” excludes the PacBio RS and RS II sequencing instruments that PacBio or any of its Affiliates is selling or has sold prior to or as of the Effective Date, and any improvements thereto and new versions thereof which, in each case, do not incorporate the PacBio Technology Platform [***].

-  1  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Exhibit 1.34

Exemplary Consumable Product Categorization

[***]

-  1  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Exhibit 4.2

OUTLINE OF DEVELOPMENT ACTIVITIES

[***]

-  1  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Exhibit 5.4

Non-Binding Examples of Sales Minimum Requirements

[***]

1

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Exhibit 5.7(b)

Listed Trademarks

(i)       PacBio Listed Trademarks

a.         Listed Trademarks for which the license in Section 5.7 is exclusive:

{None as of the Effective Date – to be inserted in accordance with Section 5.7(b) if/when adopted by PacBio}

b.         Listed Trademarks for which the license in Section 5.7 is non-exclusive:

Pacific Biosciences®,  , PacBio®, SMRT® and SMRTbell™

(ii)       Roche Listed Trademarks

{None as of the Effective Date – to be inserted in accordance with Section 5.7(b) if/when adopted by Roche}

-  1  –

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Exhibit 5.8(a)

Label Licenses

[***]

1

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Exhibit 5.8(b)

(i)        PacBio’s End User License, available at http://www.pacificbiosciences.com/licenses.html:

End User License Agreement

These license terms are part of the agreement (“Agreement”) between Pacific Biosciences of California, Inc. or its subsidiary (“PacBio”), and you (the “Licensee”). They apply to the software that accompanies these license terms, which includes the media on which you received it, if any. BY USING THE SOFTWARE, YOU ACCEPT THESE TERMS. PacBio does not accept, and PacBio expressly rejects hereby any conflicting or additional terms presented by Licensee, and such terms shall have no effect, whether or not PacBio communicates the rejection again specifically after receipt of Licensee’s terms. The Agreement only consists of these terms and any other terms that PacBio issues or expressly accepts in a duly signed writing.

1.      CERTAIN Definitions and Related Matters

1.1         Product” means each item, including any PacBio Instrument, Licensed Software and/or PacBio Consumable, listed in the applicable written sales quotation issued by PacBio (“Quotation”), or in the event a Quotation is not issued, listed in PacBio’s then-current price list applicable to Licensee’s jurisdiction, and rightfully obtained by Licensee from PacBio or its authorized distributor.

1.2         PacBio Instrument” means a PacBio-branded instrument (including any PacBio® RS sequencing instrument).

1.3         PacBio Consumables” means PacBio SMRT® Cells and/or associated PacBio-branded reagent kits, and labware intended by PacBio for use with PacBio Instruments.

1.4         Licensed Software” means the (i) PacBio Instrument operating system software and firmware, including PacBio Instrument control, data collection and the PacBio Instrument’s touch screen user interface (“O/S Software”) and (ii) primary analysis software, including signal processing, base calling and quality assessment functions (“Primary Analysis Software”), in each case provided by PacBio to Licensee pre-installed on, and/or on DVD or other media delivered with, a PacBio Instrument unit and/or made available by PacBio for download, in object code or executable form only.

1.5         Documentation” means the user documentation accompanying, or provided by PacBio regarding or for use in connection with a Product or related service.

1.6         Other Software” means (i) any PacBio software or firmware, other than the Licensed Software, that PacBio makes available for use with PacBio Instruments or otherwise (e.g., alignment/assembly and consensus calling functions), and (ii) any third party software or firmware. “Other Software” may include open source software.

1.7         Other License Terms” means, with respect to any Other Software, all of the terms, conditions and use restrictions set forth in the end user license agreement(s) and/or documentation accompanying and/or applicable to such Other Software.

2.     License and Use Restrictions

2.1         Limited License.  Subject to the terms and conditions of this Agreement and, with respect to Other Software, to the applicable Other License Terms, PacBio grants to Licensee a non-exclusive, non-transferable, non-sublicensable license to use the Licensed Software and Documentation in connection with other Products in accordance with the applicable, then-current Documentation.  PacBio hereby reserves all rights to the Licensed Software and Documentation, except for the rights expressly granted herein. No other license or authorization is granted, by implication, estoppel, or otherwise. For example, and without limiting the preceding sentence, no right or license is granted or implied, and Licensee is not authorized, to use any Product in combination with any product or method not provided, licensed or specifically recommend in writing by PacBio for such use.

2.2         Title.  Licensee acknowledges that PacBio retains title to the Licensed Software and Documentation and each copy thereof provided to or made by Licensee, which copies are licensed to Licensee for use in accordance with this

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Agreement. PacBio only licenses Software and Documentation. PacBio never sells Software or Documentation or copies thereof.

2.3         Copies.  Licensee may make a single machine-readable copy of the Licensed Software for backup or archival purposes.  Licensee may make a reasonable number of copies of the Documentation in support of its use of the Licensed Software pursuant to this Agreement. Licensee shall not make any other copies of the Licensed Software or Documentation.  Licensee shall maintain accurate and up‑to‑date records of the number and location of all copies of the Licensed Software and Documentation and, upon request, inform PacBio in writing of such location.  All copies of the Licensed Software and Documentation will be subject to the terms and conditions of this Agreement.  On each copy Licensee shall reproduce, and shall not modify, obscure, or efface, any and all titles, trademark symbols, copyright symbols, notices and legends, and other proprietary markings on or in the Licensed Software and Documentation.

2.4         No Source Code.  Licensee is granted no rights with respect to the Licensed Software source code.  Licensee is granted no rights to, and Licensee agrees that it will not, and will not authorize or permit any third party to, decompile, disassemble, or reverse engineer, or attempt to derive the source code for the Licensed Software, in whole or in part.

2.5         Other Restrictions.  Licensee shall not, and shall not authorize or permit any third party to: (a) sell, lease, license, sublicense, or otherwise transfer the Licensed Software or the Documentation; (b) provide, disclose, or make the Licensed Software or Documentation available to any third party, or permit access to or use of the Licensed Software or Documentation by any person other than Licensee’s employees, agents, or contractors who are, by agreement, bound by the terms of this Agreement to the same extent as Licensee; (c) merge or combine the Licensed Software with other software, or modify the Licensed Software, or create any derivative software or any other software based upon, or any derivative work of, the Licensed Software or Documentation; or (d) modify or efface any titles, trademark symbols, copyright symbols, notices or legends, or any other proprietary markings on or in the Licensed Software or Documentation. All license restrictions specified in Sections 2.4 and 2.5 and elsewhere in the Agreement shall apply to the maximum extent permissible under applicable law. If Licensee believes that it has additional rights or the right to act contrary to the express license restrictions specified in this Agreement under mandatory laws (including, without limitation, national laws implementing Directive 91/250/EEC and similar laws), Licensee agrees that it shall provide PacBio with at least 30 days prior written notice and any reasonably requested information before exercising such rights, to allow PacBio to offer alternatives at PacBio’s sole discretion, for example interface information to achieve interoperability with independently created computer programs.

2.6         Regulatory Compliance. Licensee acknowledges that the Licensed Software does not have United States Food and Drug Administration (“FDA”) or equivalent non-U.S. regulatory agency approval (“Approval”). Accordingly, Licensee acknowledges that the Licensed Software is intended FOR RESEARCH USE ONLY and NOT FOR USE IN DIAGNOSTIC PROCEDURES. The Licensed Software should be used by qualified professionals in strict accordance with applicable instructions, warnings and other information in user manuals and other Documentation. Unless otherwise expressly stated by PacBio in writing, no claim or representation is made or intended by PacBio (i) as to any diagnostic or other clinical use of the Licensed Software; (ii) that any Licensed Software has any Approval for use in any diagnostic or other clinical procedure, or for any other use requiring compliance with any law, regulation or governmental policy concerning medical devices, laboratory tests or the like (collectively, “Regulatory Laws”); (iii) that any Licensed Software will satisfy the requirements of the FDA or any other regulatory agency; or (iv) that any Licensed Software or its performance is suitable or has been validated for clinical or diagnostic use, for safety and effectiveness, for any specific use or application, or for importation into Licensee’s jurisdiction. Licensee agrees that if it elects to use the Licensed Software for a purpose that would subject Licensee, its customers or any Product to the application of Regulatory Laws or any other law, regulation or governmental policy, Licensee shall be solely responsible for obtaining any required Approvals and otherwise ensuring that the importation of the Products into Licensee’s jurisdiction and Licensee’s use of Products complies with all such laws, regulations and policies. The burden of proof for safe use and handling of the Licensed Software is entirely the responsibility of Licensee.

2.7         U.S. Government End Users.  The Licensed Software and Documentation provided by PacBio pursuant to this Agreement are “commercial items,” as the term is defined at 48 C.F.R. §2.101, consisting of “commercial computer software” and “commercial computer software documentation,” as such terms are used in 48 C.F.R. §12.212 or 48

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

C.F.R. §227.7202, as applicable.  Consistent with 48 C.F.R. §12.212 or 48 C.F.R. §§227.7202-1 through 227.7202-4, as applicable, the commercial computer software and commercial computer software documentation are licensed to United States Government end users (i) only as commercial items and (ii) with only those rights as are granted pursuant to the terms of this Agreement.

2.8         Other Software and Other License Terms.  The Licensed Software may contain, be accompanied by and/or be intended by PacBio to interact with, Other Software, which is provided under separate Other License Terms.  Such Other Software and/or the applicable Other License Terms may be listed or identified in the Licensed Software or Documentation or contained in a file or directory provided with the delivery of the Licensed Software.  Licensee’s use of such Other Software in conjunction with the Licensed Software in a manner consistent with the terms of this Agreement is permitted. However, the Licensee may have broader rights with respect to the Other Software under the applicable Other License Terms and nothing in this Agreement is intended to impose further restrictions on the Licensee’s use of such Other Software.

3.     No Standalone Warranty; Liability Limitations and Disclaimers

3.1         No Standalone Warranty for Licensed Software.  PacBio’s product warranty for each PacBio Instrument (including its use in connection with the most current version of Licensed Software, or, with PacBio approval, a previous version of the Licensed Software) is included with shipment of such PacBio Instrument, or can be obtained directly by contacting PacBio. PacBio makes no standalone warranty with regard to Licensed Software. CONSEQUENTLY, THE LICENSED SOFTWARE (AND ANY OTHER SOFTWARE) IS PROVIDED BY PACBIO “AS-IS” WITHOUT (AND PACBIO HEREBY DISCLAIMS) ANY WARRANTY, STATUTORY, EXPRESS OR IMPLIED. PacBio may, at Licensee’s request, furnish technical assistance, advice and information with respect to the Licensed Software (beyond the scope of PacBio’s applicable product warranty or service contract for the PacBio Instrument(s) used by Licensee in connection with the Licensed Software). It is expressly agreed that there is no obligation to provide such assistance, advice or information, which are provided “AS IS,” without additional charge, and at Licensee’s sole risk.

3.2         Disclaimer; No Other Warranties.  ANY WARRANTY PROVIDED IN CONNECTION WITH THE PACBIO INSTRUMENT(S) USED BY LICENSEE IN CONNECTION WITH THE LICENSED SOFTWARE AND/OR OTHER SOFTWARE (AND ANY REMEDY THEREIN PROVIDED) ARE IN LIEU OF, AND PACBIO HEREBY DISCLAIMS, ALL REMEDIES AND WARRANTIES, EXPRESS, STATUTORY, IMPLIED, OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY, SATISFACTORY QUALITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, OR REGARDING RESULTS OBTAINED THROUGH THE USE OF THE LICENSED SOFTWARE AND/OR OTHER SOFTWARE (INCLUDING, WITHOUT LIMITATION, ANY CLAIM OF INACCURATE, INVALID OR INCOMPLETE RESULTS), IN EACH CASE HOWEVER ARISING, INCLUDING WITHOUT LIMITATION FROM A COURSE OF PERFORMANCE, DEALING OR USAGE OF TRADE, OR OTHERWISE.  IN NO EVENT SHALL PACBIO BE LIABLE FOR COSTS OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR INDIRECT DAMAGES FOR BREACH OF WARRANTY.

3.3         Limitation of Liability. EXCEPT AS OTHERWISE EXPRESSLY AGREED BY PACBIO IN WRITING, PACBIO’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE LICENSED SOFTWARE AND/OR OTHER SOFTWARE SHALL BE LIMITED TO THE AMOUNT PAID (IF ANY) BY THE LICENSEE FOR THE LICENSED SOFTWARE AND/OR OTHER SOFTWARE GIVING RISE TO THE LIABILITY, OR ONE HUNDRED UNITED STATES DOLLARS (US$100.00), WHICHEVER IS GREATER, AND IN NO EVENT SHALL PACBIO’S AGGREGATE LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE LICENSED SOFTWARE AND/OR OTHER SOFTWARE EXCEED THE TOTAL AMOUNTS RECEIVED BY PACBIO UNDER THE APPLICABLE AGREEMENT(S) WITH PACBIO GOVERNING LICENSEE’S PURCHASE OF THE PACBIO INSTRUMENT(S) WITH WHICH THE LICENSED SOFTWARE IS USED BY LICENSEE. IN NO EVENT SHALL PACBIO BE LIABLE FOR COSTS OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY OR INDIRECT DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT, WARRANTY, PURSUANT TO ANY STATUTE, OR ON ANY OTHER BASIS, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, THE LICENSED SOFTWARE, OTHER SOFTWARE AND/OR SALE OF THE PRODUCTS OR SERVICES , WHETHER OR NOT

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

FORESEEABLE AND WHETHER OR NOT PACBIO IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES ARISING FROM OR RELATED TO LOSS OF USE, LOSS OF DATA, OR DOWNTIME, OR FOR LOSS OF REVENUE OR PROFITS. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

3.4         Third Party Disclaimers.  Unless otherwise expressly indicated in the Quotation, Documentation or any Other License Terms, none of PacBio’s suppliers or licensors of any Product or other item provided by PacBio, or portion thereof (under this Agreement or otherwise) (each, a “Supplier”) provides ANY WARRANTY WHATSOEVER, EXPRESS, STATUTORY, IMPLIED, OR OTHERWISE, TO LICENSEE, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY, SATISFACTORY QUALITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE DISCLAIMED.  IN NO EVENT SHALL ANY SUPPLIER BE LIABLE TO LICENSEE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, DIRECT, INDIRECT OR OTHER DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE PRODUCTS.

3.5         Indemnification of PacBio. Licensee agrees to defend PacBio against any third party claim, proceeding or action (“Claim”) that arises in connection with Licensee’s use of the Licensed Software (a) for any clinical purpose or application, (b) in violation of any applicable law or regulation, or (c) in the provision of services under any ‘fee for service’ agreement or other arrangement. Licensee will pay all damages awarded, and settlements approved by Licensee, in connection therewith, provided that (i) PacBio provides to Licensee written notice of the Claim within thirty (30) days of receipt by PacBio of such Claim, (ii) PacBio allows Licensee to control the defense and settlement of the Claim, and (iii) PacBio provides to Licensee reasonable assistance in connection therewith, at no charge to Licensee. PacBio may employ counsel at its own expense to assist it with respect to any such Claim, provided that this shall not obligate Licensee or its counsel to consult with or advise such PacBio counsel, nor affect Licensee’s control of the defense and settlement of the Claim.

4.     Miscellaneous

4.1         Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail (registered or certified if available; air mail if overseas), postage prepaid, or otherwise delivered by hand, commercial courier service, messenger or telecopy, addressed to the addresses first set forth above or at such other address furnished with a notice in the manner set forth herein. Such notices shall be deemed to have been effective when delivered or, if delivery is not accomplished by reason of some fault or refusal of the addressee, when tendered (which tender, in the case of mail, shall be deemed to have occurred upon posting, and in the case of telecopy (fax), shall be deemed to have occurred upon transmission). All notices shall be in English.

4.2         Governing Law and Venue. This Agreement and any disputes arising out of or relating do this Agreement (including its formation or termination) or PacBio’s goods, software or related services (“Disputes”) shall be governed by and interpreted in accordance with the laws of the State of California, U.S.A., excluding in all cases choice of law provisions and excluding the United Nations Convention on Contracts for the International Sale of Goods. If Licensee is located within the U.S., any Disputes may be brought in the state courts located in Santa Clara County, California or the U.S. District Court for the Northern District of California, and each party consents to the personal and non-exclusive jurisdiction and venue of these courts. If Licensee is located outside the U.S., any Disputes shall be resolved by final and binding arbitration under the rules and auspices of the International Centre for Dispute Resolution in Santa Clara County, California, in English language proceedings whereby either party can request a written opinion from the arbitrator(s) appointed in accordance with the rules, which shall award legal fees (including reasonable attorneys’ fees) to the party winning the proceedings, provided however, that either party may seek injunctive relief (including preliminary and permanent injunctive relief) before any court of competent jurisdiction. This section shall not apply if Licensee is an agency of the U.S. Government.

4.3         Export Controls. Licensee agrees that it will not export or transfer the Licensed Software or Documentation for re-export in violation of any United States laws or the laws of any other jurisdiction, or to any denied or prohibited person, entity, or embargoed country in violation of such laws.

4.5         Severability. If any section, paragraph, provision or clause or any portion thereof in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

remainder of this Agreement shall be valid and enforceable and the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties’ intent in entering into this Agreement.

4.6         Force Majeure. Neither party shall be liable to the other party for any failure or delay in the performance of any of its obligations under this Agreement for the period and to the extent such failure or delay is caused by civil unrest, threat of or actual acts of terrorism or war, embargoes, governmental actions, acts of God, earthquakes, floods, storms, fires, supplier delay , accidents, explosions, epidemics, quarantine restrictions, or other such contingencies beyond the reasonable control of the applicable party (“Force Majeure”). The party affected shall notify the other party as soon as practicable of any anticipated delay due to Force Majeure.

4.7         No Third Party Beneficiaries. This Agreement has been made and is made solely for the benefit of PacBio and Licensee and their respective permitted subsidiaries, successors and assigns. Except as set forth in Section 3.4 (with respect to Suppliers), nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons or entity other than the parties to this Agreement and their respective permitted successors and assigns, or relieve or discharge the obligation or liability of any third persons or entities to any party to this Agreement.

4.8         General. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The English language shall govern the meaning and interpretation of this Agreement. This Agreement (including without limitation all exhibits hereto and all attachments thereto, which are incorporated herein by this reference as though fully set forth in the body of this Agreement) embodies the final and complete understanding of the parties with respect to the subject matter hereof, superseding all prior oral or written communications between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. Each party acknowledges that it has not entered into this Agreement in reliance on any statement or representation not expressly set out herein. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement.

(ii)      End User License for Microsoft Windows 7 For Embedded Systems (if applicable):

MICROSOFT SOFTWARE LICENSE TERMS

WINDOWS 7 ULTIMATE FOR EMBEDDED SYSTEMS

WINDOWS  7 PROFESSIONAL FOR EMBEDDED SYSTEMS (ALL VERSIONS)

These license terms are an agreement between you and Pacific Biosciences of California, Inc. (“PacBio”).  Please read them.  They apply to the software included on this device.  The software also includes any separate media on which you received the software.

The software on this device includes software licensed from Microsoft Corporation or its affiliate.

The terms also apply to any Microsoft

•	updates,
•	supplements,
•	Internet-based services, and
•	support services

for this software, unless other terms accompany those items.  If so, those terms apply.

If you obtain updates or supplements directly from Microsoft, then Microsoft, and not PacBio, licenses those to you.

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

As described below, using the software also operates as your consent to the transmission of certain computer information for Internet-based services.

By using the software, you accept these terms.  If you do not accept them, do not use the software. Instead, contact PacBio to determine its return policy for a refund or credit.

If you comply with these license terms, you have the rights below.

1.   OVERVIEW.

a.Software. The software includes desktop operating system software. This software does not include Windows Live services. Windows Live services are available from Microsoft under a separate agreement.

2.   USE RIGHTS.

a.Use.  The software license is permanently assigned to the device with which you acquired the software.  That device is the “licensed device”.  You may use the software on the licensed device.

b.Processor Limit.  You may use the software with no more than two processors at any one time.

c.Alternative Versions.  You may only use the version of the software that is installed on the licensed device.  You may not change it to any other version (such as the 32-bit or 64-bit version, or another language version).

3.   ADDITIONAL LICENSING REQUIREMENTS AND/OR USE RIGHTS.

a.Specific Use.  PacBio designed the licensed device for a specific use.  You may only use the software for that use.

b.Other Software.  You may use other programs with the software as long as the other programs

•directly support the specific use for the licensed device, or

•provide system utilities, resource management, or anti-virus or similar protection.

Software that provides consumer or business tasks or processes may not run on the licensed device.  This includes email, word processing, spreadsheet, database, scheduling and personal finance software.  The licensed device may use terminal services protocols to access such software running on a server.

c.Device Connections.  You may not use the software as server software.  In other words, more than one device may not access, display, run, share or use the software at the same time.  You may allow up to ten other devices to access the software to use

•File Services,

•Print Services,

•Internet Information Services, and

•Internet Connection Sharing and Telephony Services.

The ten connection limit applies to devices that access the software indirectly through “multiplexing” or other software or hardware that pools connections.  You may use unlimited inbound connections at any time via TCP/IP.

d.Remote Access Technologies. You may access and use the software remotely from another device using remote access technologies as follows.

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Remote Desktop. The single primary user of the licensed device may access a session from any other device using Remote Desktop or similar technologies.  A “session” means the experience of interacting with the software, directly or indirectly, through any combination of input, output and display peripherals.  Other users may access a session from any device using these technologies, if the remote device is separately licensed to run the software.

Other Access Technologies. You may use Remote Assistance or similar technologies to share an active session.

Other Remote Uses. You may allow any number of devices to access the software for purposes other than those described in the Device Connections and Remote Access Technologies sections above, such as to synchronize data between devices.

e.Font Components. While the software is running, you may use its fonts to display and print content. You may only

•	embed fonts in content as permitted by the embedding restrictions in the fonts; and
•	temporarily download them to a printer or other output device to print content.

f.Icons, images and sounds. While the software is running, you may use but not share its icons, images, sounds, and media.

4.   POTENTIALLY UNWANTED SOFTWARE.  The software includes Windows Defender.  If Windows Defender is turned on, it will search this device for “spyware,” “adware” and other potentially unwanted software.  If it finds potentially unwanted software, the software will ask you if you want to ignore, disable (quarantine) or remove it.  Any potentially unwanted software rated “high” or “severe,” will be automatically removed after scanning unless you change the default setting.  Removing or disabling potentially unwanted software may result in

•	other software on your computer ceasing to work, or
•	your breaching a license to use other software on this device.

By using this software, it is possible that you will also remove or disable software that is not potentially unwanted software.

5.   SCOPE OF LICENSE.  The software is licensed, not sold.  This agreement only gives you some rights to use the software.  PacBio and Microsoft reserve all other rights.  Unless applicable law gives you more rights despite this limitation, you may use the software only as expressly permitted in this agreement.  In doing so, you must comply with any technical limitations in the software that allow you to use it only in certain ways.  For more information, see the software documentation or contact PacBio.  You may not:

•work around any technical limitations in the software;

•reverse engineer, decompile or disassemble the software;

•make more copies of the software than specified in this agreement;

•publish the software for others to copy;

•rent, lease or lend the software; or

•use the software for commercial software hosting services.

Except as expressly provided in this agreement, rights to access the software on this device do not give you any right to implement Microsoft patents or other Microsoft intellectual property in software or devices that access this device.

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

•INTERNET-BASED SERVICES.  Microsoft provides Internet-based services with the software.  Microsoft may change or cancel them at any time.

a.Consent for Internet-Based Services.  The licensed device may contain one or more of the software features described below.  These features connect to Microsoft or service provider computer systems over the Internet.  In some cases, you will not receive a separate notice when they connect.  For more information about these features, visit

go.microsoft.com/fwlink/?linkid=104604.

By using these features, you consent to the transmission of this information.  Microsoft does not use the information to identify or contact you.

Computer Information.  The following features use Internet protocols, which send to the appropriate systems computer information, such as your Internet protocol address, the type of operating system and browser, and the name and version of the software you are using.  Microsoft uses this information to make the Internet-based services available to you.  One or more of the following features may be enabled in the licensed device.

×

Plug and Play and Plug and Play Extensions.  You may connect new hardware to your device. Your device may not have the drivers needed to communicate with that hardware.  If so, the update feature of the software can obtain the correct driver from Microsoft and install it on your device.

×

Web Content Features.  Features in the software can retrieve related content from Microsoft and provide it to you.  Examples of these features are clip art, templates, online training, online assistance and Appshelp. You may choose not to use these web content features.

×

Digital Certificates.  The software uses x.509 version 3 digital certificates.  These digital certificates confirm the identity of users sending information to each other and allow you to encrypt the information. The software retrieves certificates and updates certificate revocation lists over the Internet.

×	Auto Root Update. The Auto Root Update feature updates the list of trusted certificate authorities. You can switch off this feature.
×

Windows Media Digital Rights Management.  Content owners use Windows Media digital rights management technology (WMDRM) to protect their intellectual property, including copyrights.  This software and third party software use WMDRM to play and copy WMDRM-protected content.  If the software fails to protect the content, content owners may ask Microsoft to revoke the software’s ability to use WMDRM to play or copy protected content.  Revocation does not affect other content.  When you download licenses for protected content, you agree that Microsoft may include a revocation list with the licenses.  Content owners may require you to upgrade WMDRM to access their content.  Microsoft software that includes WMDRM will ask for your consent prior to the upgrade.  If you decline an upgrade, you will not be able to access content that requires the upgrade. You may switch off WMDRM features that access the Internet.   When these features are off, you can still play content for which you have a valid license.

×	Windows Media Player. When you use Windows Media Player, it checks with Microsoft for

•compatible online music services in your region;

•new versions of the player; and

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

•codecs if your device does not have the correct ones for playing content.

For more information, go to:  go.microsoft.com/fwlink/?linkid=104605.

×

Malicious Software Removal/Clean On Upgrade.  Before installation of the software, the software will check and remove certain malicious software listed at www.support.microsoft.com/?kbid=890830 (“Malware”) from your device.  When the software checks your device for Malware, a report will be sent to Microsoft about any Malware detected or errors that occurred while the software was checking for Malware.  No information that can be used to identify you is included in the report.

×

Network Awareness.  This feature determines whether a system is connected to a network by either passive monitoring of network traffic or active DNS or HTTP queries. The query only transfers standard TCP/IP or DNS information for routing purposes. You can switch off the active query feature through a registry setting.

×	Windows Time Service. This service synchronizes with www.time.windows.com once a week to provide your computer with the correct time. The connection uses standard NTP protocol.

b.Use of Information. Microsoft may use the computer information, error reports, and Malware reports to improve our software and services.  We may also share it with others, such as hardware and software vendors.  They may use the information to improve how their products run with Microsoft software.

c.Misuse of Internet-based Services.  You may not use these services in any way that could harm them or impair anyone else’s use of them.  You may not use the services to try to gain unauthorized access to any service, data, account or network by any means.

6.   VALIDATION.

a.Validation verifies that the software has been activated and is properly licensed. It also verifies that no unauthorized changes have been made to the validation, licensing, or activation functions of the software. Validation may also check for certain malicious or unauthorized software related to such unauthorized changes. A validation check confirming that you are properly licensed, permits you to continue to use the software, certain features of the software or to obtain additional benefits. You are not permitted to circumvent validation. This is to prevent unlicensed use of the software. For more information, see go.microsoft.com/fwlink/?Linkid=104610.

b.The software will from time to time perform a validation check of the software. The check may be initiated by the software or Microsoft. To enable the activation function and validation checks, the software may from time to time require updates or additional downloads of the validation, licensing or activation functions of the software. The updates or downloads are required for the proper functioning of the software and may be downloaded and installed without further notice to you. During or after a validation check, the software may send information about the software, the computer and the results of the validation check to Microsoft. This information includes, for example, the version and product key of the software, any unauthorized changes made to the validation, licensing or activation functions of the software, any related malicious or unauthorized software found and the Internet protocol address of the computer. Microsoft does not use the information to identify or contact you. By using the software, you consent to the transmission of this information. For more information about validation and what is sent during or after a validation check, see go.microsoft.com/fwlink/?Linkid=104611.

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

c.If, after a validation check, the software is found to be counterfeit, improperly licensed, or a non-genuine Windows product, or if it includes unauthorized changes, then the functionality and experience of using the software will be affected. For example:

Microsoft may

·repair the software, and remove, quarantine or disable any unauthorized changes that may interfere with the proper use of the software, including circumvention of the activation or validation functions of the software; or

·check and remove malicious or unauthorized software known to be related to such unauthorized changes; or

·provide notice that the software is improperly licensed or a non-genuine Windows product;

and you may

·receive reminders to obtain a properly licensed copy of the software; or

·need to follow Microsoft’s instructions to be licensed to use the software and reactivate;

and you may not be able to

·use or continue to use the software or some of the features of the software; or

·obtain certain updates or upgrades from Microsoft.

d.You may only obtain updates or upgrades for the software from Microsoft or authorized sources (including PacBio). For more information on obtaining updates from authorized sources see go.microsoft.com/fwlink/?Linkid=104612.

7.   PRODUCT SUPPORT.  Contact PacBio for support options.  Refer to the support number provided with the device.

8.   MICROSOFT .NET BENCHMARK TESTING. The software includes one or more components of the .NET Framework (“.NET Components”).  You may conduct internal benchmark testing of those components. You may disclose the results of any benchmark test of those components, provided that you comply with the conditions set forth at go.microsoft.com/fwlink/?LinkID=66406.

Notwithstanding any other agreement you may have with Microsoft, if you disclose such benchmark test results, Microsoft shall have the right to disclose the results of benchmark tests it conducts of your products that compete with the applicable .NET Component, provided it complies with the same conditions set forth at go.microsoft.com/fwlink/?LinkID=66406.

9.   BACKUP COPY.  You may make one backup copy of the software.  You may use it only to reinstall the software on the device.

10. DOCUMENTATION. Any person that has valid access to your computer or internal network may copy and use the documentation for your internal, reference purposes.

11. UPGRADES. To use upgrade software, you must first be licensed for the software that is eligible for the upgrade.  Upon upgrade, this agreement takes the place of the agreement for the software you upgraded from. After you upgrade, you may no longer use the software you upgraded from.

12. PROOF OF LICENSE.  If you acquired the software on the device, or on a disc or other media, a genuine Certificate of Authenticity label with a genuine copy of the software identifies licensed software.  To be valid, this label must be affixed to the device, or included on or in PacBio’s software packaging.  If you receive the label separately, it is not valid.  You should keep the label on the

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

device or packaging to prove that you are licensed to use the software.  To identify genuine Microsoft software, see http://www.howtotell.com.

13. TRANSFER TO A THIRD PARTY.  You may transfer the software only with the device, the Certificate of Authenticity label, and these license terms directly to a third party.  Before the transfer, that party must agree that these license terms apply to the transfer and use of the software.  You may not retain any copies of the software including the backup copy.

14. NOTICE ABOUT THE H.264/AVC VISUAL STANDARD, THE VC-1 VIDEO STANDARD, THE MPEG-4 VISUAL STANDARD AND THE MPEG-2 VIDEO STANDARD. This software may include H.264/AVC, VC-1, MPEG-4 Part 2, and MPEG-2 visual compression technology. If the software includes those visual compression technologies MPEG LA, L.L.C. requires this notice:

THIS PRODUCT IS LICENSED UNDER ONE OR MORE VIDEO PATENT PORTFOLIO LICENSES SUCH AS, AND WITHOUT LIMITATION, THE AVC, THE VC-1, THE MPEG-4 PART 2 VISUAL, AND THE MPEG‑2 VIDEO PATENT PORTFOLIO LICENSES FOR THE PERSONAL AND NON-COMMERCIAL USE OF A CONSUMER TO (i) ENCODE VIDEO IN COMPLIANCE WITH THE ABOVE STANDARDS (“VIDEO STANDARDS”) AND/OR (ii) DECODE VIDEO THAT WAS ENCODED BY A CONSUMER ENGAGED IN A PERSONAL AND NON-COMMERCIAL ACTIVITY OR WAS OBTAINED FROM A VIDEO PROVIDER LICENSED TO PROVIDE VIDEO UNDER SUCH PATENT PORTFOLIO LICENSES. NONE OF THE LICENSES EXTEND TO ANY OTHER PRODUCT REGARDLESS OF WHETHER SUCH PRODUCT IS INCLUDED WITH THIS PRODUCT IN A SINGLE ARTICLE. NO LICENSE IS GRANTED OR SHALL BE IMPLIED FOR ANY OTHER USE. ADDITIONAL INFORMATION MAY BE OBTAINED FROM MPEG LA, L.L.C. SEE WWW.MPEGLA.COM.

15. NOT FAULT TOLERANT.  The software is not fault tolerant.  PacBio installed the software on the device and is responsible for how it operates on the device.

16. RESTRICTED USE. The Microsoft software was designed for systems that do not require fail-safe performance.  You may not use the Microsoft software in any device or system in which a malfunction of the software would result in foreseeable risk of injury or death to any person.  This includes operation of nuclear facilities, aircraft navigation or communication systems and air traffic control.

17. THIRD PARTY PROGRAMS. The software contains third party programs. The license terms with those programs apply to your use of them.

18. NO WARRANTIES FOR THE SOFTWARE. The software is provided “as is”.  You bear all risks of using it.  Microsoft gives no express warranties, guarantees or conditions.  Any warranties you receive regarding the device or the software do not originate from, and are not binding on, Microsoft or its affiliates.  When allowed by your local laws, PacBio and Microsoft exclude implied warranties of merchantability, fitness for a particular purpose and non-infringement.

19. LIABILITY LIMITATIONS.  You can recover from Microsoft and its affiliates only direct damages up to two hundred fifty U.S. Dollars (U.S. $250.00), or equivalent in local currency. You cannot recover any other damages, including consequential, lost profits, special, indirect or incidental damages.

This limitation applies to:

•anything related to the software, services, content (including code) on third party internet sites, or third party programs, and

•claims for breach of contract, breach of warranty, guarantee or condition, strict liability, negligence, or other tort to the extent permitted by applicable law.

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

It also applies even if Microsoft should have been aware of the possibility of the damages.  The above limitation may not apply to you because your country may not allow the exclusion or limitation of incidental, consequential or other damages.

20. EXPORT RESTRICTIONS. The software is subject to United States export laws and regulations. You must comply with all domestic and international export laws and regulations that apply to the software. These laws include restrictions on destinations, end users and end use. For additional information, see www.microsoft.com/exporting.

21. ENTIRE AGREEMENT. This agreement, additional terms (including any printed-paper license terms that accompany the software and may modify or replace some or all of these terms), and the terms for supplements, updates, Internet-based services and support services that you use, are the entire agreement for the software and support services.

22. APPLICABLE LAW.

a.United States. If you acquired the software in the United States, Washington state law governs the interpretation of this agreement and applies to claims for breach of it, regardless of conflict of laws principles. The laws of the state where you live govern all other claims, including claims under state consumer protection laws, unfair competition laws, and in tort.

b.Outside the United States. If you acquired the software in any other country, the laws of that country apply.

(i)	Other Third Party Software Licenses, available at http://www.pacificbiosciences.com/3rd_Party_Software_Licenses.html:

7zip

7zip:
License for use and distribution (available here)

7-Zip Copyright (C) 1999-2011 Igor Pavlov.
Licenses for files are:

•	7z.dll: GNU LGPL + unRAR restriction
•	All other files: GNU LGPL

The GNU LGPL + unRAR restriction means that you must follow both GNU LGPL rules and unRAR restriction rules.

Note:
You can use 7-Zip on any computer, including a computer in a commercial organization. You don't need to register or pay for 7-Zip.

GNU LGPL information

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

This library is free software; you can redistribute it and/or modify it under the terms of the GNU Lesser General Public License as published by the Free Software Foundation; either version 2.1 of the License, or (at your option) any later version.

This library is distributed in the hope that it will be useful, but WITHOUT ANY WARRANTY; without even the implied warranty of MERCHANTABILITY or FITNESS FOR A PARTICULAR PURPOSE. See the GNU Lesser General Public License for more details.

You can receive a copy of the GNU Lesser General Public License from http://www.gnu.org/

unRAR restriction

The decompression engine for RAR archives was developed using source code of unRAR program. All copyrights to original unRAR code are owned by Alexander Roshal.

The license for original unRAR code has the following restriction:

The unRAR sources cannot be used to re-create the RAR compression algorithm, which is proprietary. Distribution of modified unRAR sources in separate form or as a part of other software is permitted, provided that it is clearly stated in the documentation and source comments that the code may not be used to develop a RAR (WinRAR) compatible archiver.

Igor Pavlov

Apache License

Portions licensed under the Apache License, Version 2.0, available here.

Boost Software

Boost Software License - Version 1.0 - August 17th, 2003 (available here)

Permission is hereby granted, free of charge, to any person or organization obtaining a copy of the software and accompanying documentation covered by this license (the "Software") to use, reproduce, display, distribute, execute, and transmit the Software, and to prepare derivative works of the Software, and to permit third-parties to whom the Software is furnished to do so, all subject to the following:

The copyright notices in the Software and this entire statement, including the above license grant, this restriction and the following disclaimer, must be included in all copies of the Software, in whole or in part, and all derivative works of the Software, unless such copies or derivative works are solely in the form of machine-executable object code generated by a source language processor.

THE SOFTWARE IS PROVIDED "AS IS", WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT. IN NO EVENT SHALL THE COPYRIGHT HOLDERS OR ANYONE DISTRIBUTING THE SOFTWARE BE LIABLE FOR ANY DAMAGES OR OTHER LIABILITY, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING FROM, OUT OF OR IN CONNECTION WITH THE SOFTWARE OR THE USE OR OTHER DEALINGS IN THE SOFTWARE.

BSD License

Portions licensed under the BSD License, available here.

Clear BSD License

Portions licensed under the Clear BSD License, see below:

Copyright (c) 2012-2013, Pacific Biosciences of California, Inc.

All rights reserved.

Redistribution and use in source and binary forms, with or without modification, are permitted (subject to the limitations in the disclaimer below) provided that the following conditions are met:

•	Redistributions of source code must retain the above copyright notice, this list of conditions and the following disclaimer.
•

Redistributions in binary form must reproduce the above copyright notice, this list of conditions and the following disclaimer in the documentation and/or other materials provided with the distribution.

•	Neither the name of Pacific Biosciences nor the names of its contributors may be used to endorse or promote products derived from this software without specific prior written permission.

NO EXPRESS OR IMPLIED LICENSES TO ANY PARTY'S PATENT RIGHTS ARE GRANTED BY THIS LICENSE. THIS SOFTWARE IS PROVIDED BY PACIFIC BIOSCIENCES AND ITS CONTRIBUTORS "AS IS" AND ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED. IN NO EVENT SHALL PACIFIC BIOSCIENCES OR ITS CONTRIBUTORS BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES; LOSS OF USE, DATA, OR PROFITS; OR BUSINESS INTERRUPTION) HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE) ARISING IN ANY WAY OUT OF THE USE OF THIS SOFTWARE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

GMAP-GSNAP License

Portions licensed under the GMAP-GSNAP License, available here.

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

GPL License

Portions licensed under the GNU Public License (GPL) v3.0, available here.

HDF5

Copyright Notice and License Terms for HDF5 (Hierarchical Data Format 5) Software Library and Utilities (available here)

HDF5 (Hierarchical Data Format 5) Software Library and Utilities
Copyright 2006-2011 by The HDF Group.

NCSA HDF5 (Hierarchical Data Format 5) Software Library and Utilities
Copyright 1998-2006 by the Board of Trustees of the University of Illinois.
All rights reserved.

Redistribution and use in source and binary forms, with or without modification, are permitted for any purpose (including commercial purposes) provided that the following conditions are met:

•	Redistributions of source code must retain the above copyright notice, this list of conditions, and the following disclaimer.
•	Redistributions in binary form must reproduce the above copyright notice, this list of conditions, and the following disclaimer in the documentation and/or materials provided with the distribution.
•	In addition, redistributions of modified forms of the source or binary code must carry prominent notices stating that the original code was changed and the date of the change.
•

All publications or advertising materials mentioning features or use of this software are asked, but not required, to acknowledge that it was developed by The HDF Group and by the National Center for Supercomputing Applications at the University of Illinois at Urbana-Champaign and credit the contributors.

•

Neither the name of The HDF Group, the name of the University, nor the name of any Contributor may be used to endorse or promote products derived from this software without specific prior written permission from The HDF Group, the University, or the Contributor, respectively.

DISCLAIMER:
THIS SOFTWARE IS PROVIDED BY THE HDF GROUP AND THE CONTRIBUTORS "AS IS" WITH NO WARRANTY OF ANY KIND, EITHER EXPRESSED OR IMPLIED. In no event shall The HDF Group or the Contributors be liable for any damages suffered by the users arising out of the use of this software, even if advised of the possibility of such damage.

Contributors: National Center for Supercomputing Applications (NCSA) at the University of Illinois, Fortner Software, Unidata Program Center (netCDF), The Independent JPEG Group (JPEG), Jean-loup Gailly and Mark Adler (gzip), and Digital Equipment Corporation (DEC).

Portions of HDF5 were developed with support from the Lawrence Berkeley National Laboratory (LBNL) and the United States Department of Energy under Prime Contract No. DE-AC02-05CH11231.

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Portions of HDF5 were developed with support from the University of California, Lawrence Livermore National Laboratory (UC LLNL). The following statement applies to those portions of the product and must be retained in any redistribution of source code, binaries, documentation, and/or accompanying materials:

This work was partially produced at the University of California, Lawrence Livermore National Laboratory (UC LLNL) under contract no. W-7405-ENG-48 (Contract 48) between the U.S. Department of Energy (DOE) and The Regents of the University of California (University) for the operation of UC LLNL.

DISCLAIMER:
This work was prepared as an account of work sponsored by an agency of the United States Government. Neither the United States Government nor the University of California nor any of their employees, makes any warranty, express or implied, or assumes any liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed, or represents that its use would not infringe privately- owned rights. Reference herein to any specific commercial products, process, or service by trade name, trademark, manufacturer, or otherwise, does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or the University of California. The views and opinions of authors expressed herein do not necessarily state or reflect those of the United States Government or the University of California, and shall not be used for advertising or product endorsement purposes.

LGPL Libraries

Certain libraries licensed under the GNU Lesser General Public License (LGPL), version 2.1 (LGPL-2.1), available here.

Microsoft Public License

Portions licensed under the Microsoft Public License (MS-PL), available here.

MIT License

Portions licensed under The MIT License (MIT), available here.

Python Software Foundation License

Portions licensed under the Python Software Foundation License (Python-2.0), available here.

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Confidential Treatment Requested by Pacific Biosciences of California, Inc.

Exhibit 7.1

Payments

1. Upfront Payment.  Roche shall pay to PacBio an upfront payment in the amount of Thirty Five Million Dollars ($35,000,000) within fifteen (15) days following the Effective Date in accordance with the payment provisions of ARTICLE 8.  The payment set forth in this Paragraph 1 shall not be refundable or creditable against any other payments by Roche to PacBio under this Agreement.

2. Milestone Payments.

(a) Milestone Payments.  Roche shall pay to PacBio each “Milestone Payment”  set out below following the first achievement of the corresponding milestone set out below, in accordance with this Paragraph 2 and the payment provisions in ARTICLE 8:

Milestone Event	Milestone Payment
[***]	[***]

(b) Reports and Payments.  The relevant Party shall notify the other Party in writing within thirty (30) days after the first achievement of each milestone event set out in Paragraph 2(a) by it or its Affiliate (a “Milestone Notice”).  Roche shall pay PacBio the corresponding milestone payment for the first achievement of the milestone event in a Milestone Notice (i) if Roche is providing such Milestone Notice, together with such Milestone Notice to PacBio, or (ii) if PacBio is providing such Milestone Notice, upon receipt of such Milestone Notice from PacBio, or if the achievement of the corresponding milestone is subject to any acceptance testing as may be set forth in the Development Plan, upon confirmation by Roche of successful completion of the milestone acceptance tests.  For the avoidance of doubt, the milestone payments set forth in this Paragraph 2 shall not be refundable and shall not be creditable against future milestone payments or other payments to PacBio under this Agreement.

3. Transfer Price.  Roche shall pay PacBio a transfer price for [***] the PacBio Products supplied to Roche pursuant this Agreement, in accordance with the terms and conditions set out in the applicable Supply Agreement and the payment provisions in Article 8 as follows:

[***]

4. No Other Payments.  Except as expressly provided herein, no other payments are due from Roche to PacBio for PacBio’s performance hereunder and PacBio shall otherwise perform all activities assigned to it or for which it is responsible at its own expense.

1

[***]  DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION